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                       AMENDED AND RESTATED LOAN AGREEMENT

                          DATED AS OF DECEMBER 1, 2005

                                      AMONG

                       BOWATER FUNDING INC., AS BORROWER,

                   BOWATER INCORPORATED, AS INITIAL SERVICER,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

             SUNTRUST BANK AND WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 AS LC ISSUERS,

           SUNTRUST CAPITAL MARKETS, INC. AND WACHOVIA BANK, NATIONAL
                           ASSOCIATION, AS CO-AGENTS,

                                       AND

             SUNTRUST CAPITAL MARKETS, INC., AS ADMINISTRATIVE AGENT








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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I. DEFINITIONS........................................................2

Section 1.1       Defined Terms...............................................2
Section 1.2       Other Definitional Provisions..............................26
Section 1.3       Other Terms................................................26
Section 1.4       Computation of Time Periods................................26
Section 1.5       Continuance of Significance Events.........................26

ARTICLE II. COMMITMENTS, BORROWING AND LETTER OF CREDIT
                    PROCEDURES AND LENDER NOTES..............................26

Section 2.1       Commitments................................................26
                           (a)      Advances.................................26
                           (b)      Issuance of Letters of Credit............27
Section 2.2       Borrowing Procedures.......................................27
Section 2.3       Funding....................................................27
Section 2.4       Letters of Credit..........................................28
                           (a)      Letter of Credit Requests................28
                           (b)      Reimbursement by Borrower................28
                           (c)      Obligations Absolute.....................29
                           (d)      Actions of LC Issuers....................30
                           (e)      Participations...........................30
                           (f)      LC Issuer Agreements.....................30
Section 2.5       Representation and Warranty................................31
Section 2.6       Extension of the Committed Lenders' Commitments............31
Section 2.7       Voluntary Termination of Committed Lenders' Commitments;
                                        Reduction of Facility Limit..........32
Section 2.8       Notes......................................................32

ARTICLE III. INTEREST, FEES, ETC.............................................32

Section 3.1       Interest Rates.............................................32
Section 3.2       Interest Payment Dates.....................................33
Section 3.3       Applicable Interest Rates..................................33
Section 3.4       Fees.......................................................33
Section 3.5       Computation of Interest and Fees...........................33

ARTICLE IV. REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS..........34

Section 4.1       Repayments and Prepayments.................................34

                                       ii
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Section 4.2       Application of Collections.................................34
Section 4.3       Application of Certain Payments............................36
Section 4.4       Due Date Extension.........................................36
Section 4.5       Timing of Payments.........................................36
Section 4.6       Release of Excess Cash Collateral..........................36
Section 4.7       Payments Rescission........................................36

ARTICLE V. SECURITY INTEREST.................................................37

Section 5.1       Grant of Security..........................................37
Section 5.2       Administrative Agent Appointed Attorney-in-Fact............38
Section 5.3       Administrative Agent May Perform...........................38
Section 5.4       Release of Collateral......................................38

ARTICLE VI. INCREASED COSTS, ETC.............................................39

Section 6.1       Increased Costs............................................39
Section 6.2       Broken Funding Costs.......................................40
Section 6.3       Withholding Taxes..........................................40

ARTICLE VII. CONDITIONS TO BORROWING.........................................41

Section 7.1       Initial Loan...............................................41
                  7.1.1    Resolutions.......................................41
                  7.1.2    Consents, etc.....................................41
                  7.1.3    Incumbency and Signatures.........................41
                  7.1.4    Good Standing Certificates........................41
                  7.1.5    Financing Statements..............................42
                  7.1.6    Search Reports....................................42
                  7.1.7    Fee Letters; Payment of Fees......................42
                  7.1.8    Receivables Sale Agreement........................42
                  7.1.9    Opinions of Counsel...............................42
                  7.1.10   Lender Notes......................................43
                  7.1.11   Borrowing Base Certificate........................43
                  7.1.12   Lock Box Account Agreements.......................43
                  7.1.13   Releases 43
                  7.1.14   Performance Undertaking...........................43
                  7.1.15   Other    .........................................43
Section 7.2       All Advances...............................................43
                  7.2.1    No Default, etc...................................43
                  7.2.2    Borrowing Request, etc............................43
                  7.2.3    Commitment Termination Date.......................43
                  7.2.4    Accounts 43

ARTICLE VIII. REPRESENTATIONS AND WARRANTIES.................................44

Section 8.1       Existence and Power........................................44
Section 8.2       Power and Authority; Due Authorization, Execution
                                and Delivery.................................44

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Section 8.3       No Conflict................................................44
Section 8.4       Governmental Authorization.................................44
Section 8.5       Actions, Suits.............................................44
Section 8.6       Binding Effect.............................................45
Section 8.7       Accuracy of Information....................................45
Section 8.8       Margin Regulations; Use of Proceeds........................45
Section 8.9       Good Title.................................................45
Section 8.10      Perfection.................................................45
Section 8.11      Places of Business and Locations of Records................46
Section 8.12      Accounts...................................................46
Section 8.13      No Material Adverse Effect.................................46
Section 8.14      Names......................................................46
Section 8.15      Ownership of Borrower; No Subsidiaries.....................46
Section 8.16      Not a Holding Company or an Investment Company.............46
Section 8.17      Compliance with Credit and Collection Policy...............46
Section 8.18      Solvency...................................................47
Section 8.19      Eligible Receivables.......................................47
Section 8.20      Sales by BAI...............................................47

ARTICLE IX. COVENANTS OF BORROWER AND SERVICER...............................47

Section 9.1       Affirmative Covenants......................................47
                  9.1.1    Compliance with Laws, Etc.........................47
                  9.1.2    Preservation of Legal Existence...................47
                  9.1.3    Performance and Compliance with Receivables.......47
                  9.1.4    Credit and Collection Policy......................47
                  9.1.5    Reporting Requirements............................48
                           (a)      Financial Statements.....................48
                           (b)      Monthly Reports and Borrowing Base
                                        Certificates.........................49
                           (c)      Significant Events.......................49
                           (d)      Servicing Certificate....................49
                           (e)      Procedures Review........................49
                           (f)      Other....................................50
                  9.1.6    Use of Proceeds...................................50
                  9.1.7    Separate Legal Entity.............................50
                  9.1.8    Adverse Claims on Receivables.....................51
                  9.1.9    Further Assurances................................52
                  9.1.10   Servicing.........................................52
                  9.1.11   Inspection........................................52
                  9.1.12   Cooperation.......................................53
                  9.1.13   Facility 53
                  9.1.14   Accounts 53
Section 9.2       Negative Covenants.........................................53
                  9.2.1    Sales, Liens, Etc.................................54
                  9.2.2    Mergers, Acquisitions, Sales, Subsidiaries, etc...54
                  9.2.3    Change in Business; Change in Credit and
                                Collection Policy............................54
                  9.2.4    Other Debt........................................54

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                  9.2.5    Organizational Documents..........................55
                  9.2.6    Jurisdiction of Organization; Location of Records.55
                  9.2.7    Financing Statements..............................55
                  9.2.8    Business Restrictions.............................55
                  9.2.9    Other Agreements; Performance Undertaking.........55

ARTICLE X. SIGNIFICANT EVENTS AND THEIR EFFECT...............................56

Section 10.1      Events of Default..........................................56
                  10.1.1   Non-Payment of Loans, Etc.........................56
                  10.1.2   Non-Compliance with Other Provisions..............56
                  10.1.3   Breach of Representations and Warranties..........56
                  10.1.4   Bankruptcy........................................56
                  10.1.5   Tax and ERISA Liens...............................56
Section 10.2      Amortization Events........................................57
                  10.2.1   Servicer Event of Default.........................57
                  10.2.2   Collateral Reporting.  ...........................57
                  10.2.3   Borrowing Base Deficit............................57
                  10.2.4   Default Ratio.....................................57
                  10.2.5   Dilution Ratio....................................57
                  10.2.6   Delinquency Ratio.................................57
                  10.2.7   Event of Default..................................57
                  10.2.8   Validity of Transaction Documents.................57
                  10.2.9   Termination Date..................................57
                  10.2.10  Performance Undertaking...........................57
                  10.2.11  Change of Control.................................58
Section 10.3      Effect of Significant Event................................58
                  10.3.1   Optional Termination..............................58
                  10.3.2   Automatic Termination.............................58
                  10.3.3   Notice to Rating Agencies.........................58
                  10.3.4   Cash-Collateralization of LC Obligations..........58
                  10.3.5   Additional Remedies...............................58
                  10.3.6   Italian Receivables...............................59

ARTICLE XI. THE SERVICER.....................................................59

Section 11.1      Bowater as Initial Servicer................................59
Section 11.2      Certain Duties of the Servicer.............................59
                  11.2.1   Authorization to Act as Borrower's Agent..........59
                  11.2.2   Servicer to Act as Servicer.......................59
                  11.2.3   Collections.......................................61
                  11.2.4   Settlement........................................63
Section 11.3      Servicing Compensation.....................................63
Section 11.4      Agreement Not to Resign....................................63
Section 11.5      Designation of Servicer....................................63
Section 11.6      Termination................................................63
Section 11.7      Servicer Events of Default.................................63

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                  11.7.1   Failure to Make Payments and Deposits.............63
                  11.7.2   Non-Compliance with Other Provisions..............63
                  11.7.3   Delegation........................................63
                  11.7.4   Breach of Representations and Warranties..........64
                  11.7.5   Bankruptcy........................................64
                  11.7.6   Judgments.........................................64
                  11.7.7   Cross-Default to Material Debt....................64

ARTICLE XII. AGENTS..........................................................65

Section 12.1      Authorization and Action...................................65
Section 12.2      Delegation of Duties.......................................66
Section 12.3      Exculpatory Provisions.....................................66
Section 12.4      Reliance by Agents.........................................67
Section 12.5      Notice of Significant Events...............................67
Section 12.6      Non-Reliance on Other Agents and Lenders...................67
Section 12.7      Indemnification of Agents..................................68
Section 12.8      Agents in their Individual Capacities......................68
Section 12.9      Conflict Waivers...........................................68
Section 12.10     UCC Filings................................................69

ARTICLE XIII. ASSIGNMENTS....................................................69

Section 13.1      Restrictions on Assignments................................69
Section 13.2      Documentation..............................................70
Section 13.3      Rights of Assignees........................................70
Section 13.4      Transfer and Maintenance of Register.......................70

ARTICLE XIV. INDEMNIFICATION.................................................71

Section 14.1      General Indemnity of Borrower..............................71
Section 14.2      Indemnity of Servicer......................................71

ARTICLE XV. MISCELLANEOUS....................................................71

Section 15.1      No Waiver; Remedies........................................71
Section 15.2      Amendments, Etc............................................72
Section 15.3      Notices, Etc...............................................72
Section 15.4      Costs, Expenses and Taxes..................................72
Section 15.5      Binding Effect; Survival...................................73
Section 15.6      Captions and Cross References..............................73
Section 15.7      Severability...............................................73
Section 15.8      Governing Law..............................................73
Section 15.9      Counterparts...............................................74
Section 15.10     Submission to Jurisdiction; Waiver of Trial by Jury........74
Section 15.11     No Recourse Against Conduit Lenders........................74
Section 15.12     No Proceedings.............................................74
Section 15.13     Confidentiality............................................75

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Section 15.14     Entire Agreement...........................................75

                                      vii
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                             EXHIBITS AND SCHEDULES

EXHIBIT A              Form of Borrowing Request
EXHIBIT B              Form of Lender Note
EXHIBIT C              Form of Monthly Report
EXHIBIT D              Form of Borrowing Base Certificate
EXHIBIT E              Form of Performance Undertaking
EXHIBIT F              Form of Letter of Credit Request Transmittal Letter

SCHEDULE 8.12          LockBoxes and LockBox Accounts
SCHEDULE 9.1.5         Procedures Review Requirements
SCHEDULE 15.3          Notice Addresses



                                      viii
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                       AMENDED AND RESTATED LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of December 1, 2005, among:

     (a) BOWATER FUNDING INC., a Delaware corporation ("Borrower"),

     (b) BOWATER INCORPORATED, a Delaware corporation (together with its successors, "Bowater"), in its capacity as the initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"),

     (c) THREE PILLARS FUNDING LLC (F/K/A THREE PILLARS FUNDING CORPORATION) ("Three Pillars") and VARIABLE FUNDING CAPITAL COMPANY LLC ("VFCC" and together with Three Pillars, the "Conduit Lenders"),

     (d)  SUNTRUST  BANK  ("STB")  and  WACHOVIA  BANK,   NATIONAL   ASSOCIATION
("Wachovia" and, together with STB, the "Committed Lenders"),

     (e) STB and WACHOVIA in their capacities as issuers of certain letters of credit (each, in such capacity, an "LC Issuer" and, collectively, the "LC Issuers"),

     (f) SUNTRUST CAPITAL MARKETS, INC. ("STCM"), as agent and administrator for Three Pillars, STB and their respective successors and permitted assigns (in such capacity, together with its successors and assigns in such capacity, the "Three Pillars Agent"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as agent and administrator for VFCC, Wachovia and their respective successors and permitted assigns (in such capacity, together with its successors and assigns in such capacity, the "VFCC Agent" and, together with the Three Pillars Agent, the "Co-Agents"), and

     (g) SUNTRUST CAPITAL MARKETS, INC., as administrative agent for the Conduit Lenders, the Committed Lenders and the Co-Agents (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), and amends and restates in its entirety that certain Loan Agreement dated as of December 19, 2002 among the parties hereto other than the LC Issuers (the "Existing Agreement").

                                   BACKGROUND

          1. Borrower desires that the Lenders (hereinafter defined) extend financing to Borrower. In addition, Borrower may from time to time request one of the LC Issuers to issue a Letters of Credit upon application of Borrower.

          2. Each of the Lenders is willing to extend such financing, and each of the LC Issuers is willing to issue such Letters of Credit, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

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                                   ARTICLE I.
                                   DEFINITIONS

     Section 1.1 Defined Terms. As used in this Agreement, (a) capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Receivables Sale Agreement (hereinafter defined), and (b) the following terms have the following meanings:

     "Accounts Receivable Turnover Ratio" means, on any date of determination, the ratio computed as of the last day of the most recent Calculation Period by dividing (a) the aggregate amount of Credit Sales entered into during the 12 months ending on with such Calculation Period by (b) the average month-end amount of the aggregate Unpaid Balance of Receivables during the 12 months ending with such Calculation Period.

     "Administrative Agent" has the meaning set forth in the preamble to this Agreement.

     "Administrative Agent's Fee Letter" means that certain fee letter dated as of December 19, 2002 by and among Bowater, Borrower and STCM, as the same may be amended, restated and/or otherwise modified from time to time.

     "Advance" means the Loans made on any given date.

     "Advance Rate" means the percentage equal to (a) 100% minus (b) the Reserve Percentage.

     "Adverse  Claim"  has  the  meaning   specified  in  the  Receivables  Sale
Agreement.

     "Affected Party" means each of the Agents, the Lenders, the LC Issuers, the Support Providers, any permitted assignee of any of the foregoing, any holder of a participation interest in the rights and obligations of any of the foregoing, and any holding company of any Committed Lender or LC Issuer.

     "Affiliate" of any Person means any other Person that (a) directly or indirectly controls, is controlled by or is under common control with such Person or (b) is an officer or director of such Person. A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (i) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (ii) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise. The word "Affiliated" has a correlative meaning.

     "Agents" means, collectively, the Administrative Agent and the Co-Agents.

     "Aggregate Excess Concentration Amount" means, on any date of determination, the aggregate of all Excess Concentration Amounts, without double-counting any Receivable that would be excluded by virtue of more than one clause in the definition of "Concentration Limit."

                  "Aggregate Face Amount Outstanding" means, on any date of determination, the aggregate undrawn amount of Letters of Credit then outstanding.

     "Aggregate Unpaid Balance" means, on any date of determination, the aggregate Unpaid Balance of all Eligible Receivables at such time.

     "Agreement" means this Loan Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

     "Alternative Rate" means:

          (a) for any Interest Period while the LIBOR Rate is unavailable, an interest rate per annum equal to the sum of (i) the Base Rate, plus (ii) the Applicable Margin,

          (b) for any Interest Period until the applicable Lender has received not less than three (3) Business Days' prior notice that Borrower wishes to select a LIBOR Rate, an interest rate per annum equal to the sum of (i) the Base Rate, plus (ii) the Applicable Margin, and

          (c) at all other times, an interest rate per annum equal to the sum of
     (i) the LIBOR Rate applicable to such Interest Period, plus (ii) the LIBOR Margin.

     "Alternative Rate Loan" means any Loan that is not funded with Commercial Paper Notes, including, without limitation, any Loan from and after the time, if any, when the applicable Conduit Lender transfers such Loan, or borrows to finance such Loan, under its Liquidity Agreement.

     "Amortization Event" means any of the events described in Section 10.2.

     "Applicable Margin" has the meaning specified in the Co-Agents' Fee Letter.

     "Approved Foreign Country" means each country (other than the United States of America) that has sovereign debt rated at least "AA-" or better by S&P and "Aa3" or better by Moody's; provided, however, that either of the Co-Agents may revoke the "approved" status of any such country (other than Canada and the United Kingdom) upon 5 Business Days' notice to the Borrower.

     "BAI" has the meaning set forth in the Receivables Sale Agreement.

     "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq., as amended.

     "Base Rate" means, on any date of determination, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate, or (b) the Federal Funds Rate most recently determined by the applicable Co-Agent plus 0.50% per annum.

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Borrower's Account" means account no. 9102524478 at JP Morgan Chase Bank, N.A. in New York, New York.

     "Borrowing  Base" means, on any date, an amount equal to (a) the product of
(i)  the  Advance  Rate,  calculated  as of the  last  day of  the  most  recent
Calculation Period, times (ii) the excess, if any, as of the most recent Calculation Date for which a Borrowing Base Certificate has been (or is required to have been) delivered of (A) the Aggregate Unpaid Balance, minus (B) the sum of (i) the accrued reserve for contractual discounts and allowances, and (ii) the aggregate Excess Concentration Amount minus (b) the Foreign Currency Reserve as of the Calculation Date referred to in "(a)(ii)" above.

     "Borrowing Base Certificate" means a certificate, substantially in the form of Exhibit D hereto, duly executed by an authorized Senior Executive of Servicer.

     "Borrowing Base Deficit" means, on any date of determination, an amount equal to the excess, if any, of (a) the aggregate Credit Exposure at such time over (b) the Borrowing Base.

     "Borrowing Request" means a notice in the form of Exhibit A (or, if acceptable to the Co-Agents, the information required therein may be given by telephone and promptly confirmed via fax) specifying the date and amount of the requested Advance, each Group's Funding Amount and, in the case of Three Pillars, the duration of the requested CP Tranche Period.

     "Bowater" has the meaning set forth in the preamble to this Agreement.

     "Bowater Downgrade" has the meaning set forth in the Receivables Sale Agreement.

     "Broken Funding Costs" means:

          (a) for any CP Loan (i) of VFCC which has its principal reduced without compliance by Borrower with the notice requirements hereunder, (ii) of Three Pillars which has its principal reduced on any date other than the last day of the applicable CP Tranche Period and (iii) which is assigned by the applicable Conduit Lender to its Liquidity Banks under its Liquidity Agreement or any other applicable Support Agreement, an amount equal to the excess, if any, of (A) the amount of interest that would have accrued at the Commercial Paper Rate during the remainder of the applicable Interest Periods or CP Tranche Periods for the Related Commercial Paper subsequent to the date of such reduction or assignment of the principal of such Loan if such reduction or assignment had not occurred, over (B) the sum of (1) to the extent all or a portion of such principal is allocated to another Loan, the amount of interest actually accrued during the remainder of such period on such principal for the new Loan, and (2) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated,

          (b) for any CP Loan or LIBOR Loan not prepaid following delivery of any prepayment notice, the reasonable expenses, if any, actually incurred by the applicable Lenders following receipt of such prepayment notice and in connection therewith, and

          (c) for any LIBOR Loan that is prepaid on a date other than the last day of its Interest Period, the excess, if any, of (A) the amount of interest that would have accrued at the LIBOR Rate during the remainder of the applicable Interest Periods subsequent to the date of such prepayment if such prepayment had not occurred, over (B) the sum of (1) to the extent all or a portion of such principal is allocated to another Loan, the amount of interest actually accrued during the remainder of such period on such principal for the new Loan, and (2) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated

All Broken Funding Costs shall be due and payable hereunder upon demand.

     "Business Day" means any day on which (a) commercial banks in New York, New York, and Atlanta, Georgia, are not authorized or required to be closed and The Depository Trust Company of New York is open for business, and (b) in the case of a Rate Setting Date for Loans bearing interest by reference to the LIBOR Rate, banks are open for business in London, England.

     "Calculation Date" means:

          (a) at any time while Bowater's unsecured senior debt is rated at least BBB- by S&P and Baa3 by Moody's, the last Business Day of each Calculation Period unless the Borrower elects to report weekly, in which case clause (c) shall govern;

          (b) at any time while Bowater's unsecured senior debt is rated BB+, BB or BB- by S&P and/or Ba1, Ba2 or Ba3 by Moody's, the fifteenth (15th) day of a calendar month and last Business Day of each Calculation Period unless the Borrower elects to report weekly, in which case clause (c) shall govern; and

          (c) at any time while Bowater's unsecured senior debt is rated B+ or lower by S&P or B1 or lower by Moody's, the last Business Day of each week.

Nothing herein shall be deemed to preclude the provision of a Borrowing Base Certificate on a more frequent basis than would otherwise be required by the terms of this definition.

     "Calculation Period" means a calendar month.

     "Cash-Collateralize" means to pledge and deposit immediately available funds into the Letter of Credit Collateral Account at the applicable LC Issuer, as collateral for the LC Obligations owing to that LC Issuer, pursuant to documentation in form and substance satisfactory to the Administrative Agent and that LC Issuer.

     "Charge-Off"   means  a  Receivable  not  previously   deemed  a  Defaulted
Receivable that is written-off by the Servicer or should, in accordance with the Credit and Collection Policy, be written-off.

     "Closing Date" means December 1, 2005.

     "Co-Agents" has the meaning set forth in the preamble to this Agreement.

     "Co-Agents' Fee Letter" means that certain amended and restated Co-Agents' fee letter dated as of December 1, 2005 by and among Bowater, Borrower, the LC Issuers and the Co-Agents, as the same may be amended, restated and/or otherwise modified from time to time.

     "Collateral" has the meaning set forth in Section 5.1(a).

     "Collections" has the meaning set forth in the Receivables Sale Agreement.

     "Commercial Paper Notes" means short-term promissory notes issued by any of the Conduit Lenders to fund its Loans or investments in receivables or other financial assets.

     "Commercial Paper Rate" means:

     (a) For any CP Tranche Period of Three Pillars, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Three Pillars' Related Commercial Paper outstanding during such CP Tranche Period has been or may be sold by any placement agent or commercial paper dealer selected by the Three Pillars Agent, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Related Commercial Paper, expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum;

     (b) For any CP Tranche Period of VFCC, the rate per annum that, when applied to the outstanding principal balance of VFCC's Loans during such CP Tranche Period for the actual number of days elapsed on a 360-day year basis would equate to VFCC's CP Costs for such CP Tranche Period; and

     "Commitment" means, as to each Committed Lender, its commitment to make Loans to Borrower in an aggregate principal amount at any one time outstanding not exceeding the amount set forth below its signature to this Agreement.

     "Commitment Termination Date" means, with respect to the Committed Lenders, the earliest to occur of (i) the Scheduled Commitment
Termination Date, (ii) the date of any termination of the Committed Lenders' Commitments pursuant to Section 2.6, (iii) the effective date on which the Committed Lenders' Commitments are terminated pursuant to Section 10.3, and (iv) the Liquidity Termination Date of any Conduit Lender.

     "Committed Lenders" has the meaning set forth in the preamble to this Agreement.

     "Concentration  Limit"  means,  as to  the  applicable  group  of  Eligible
Receivables:

          (a) for each Obligor whose short term unsecured debt ratings are (i) equal to A-1+ by S&P and P-1 by Moody's, 12% of the Aggregate Unpaid Balance; (ii) greater than or equal to A-1 by S&P and P-1 by Moody's, 10% of the Aggregate Unpaid Balance; (iii) greater than or equal to A-2 by S&P and P-2 by Moody's but less than the ratings in clause (ii) 6% of the Aggregate Unpaid Balance; or (iv) less than A-2 by S&P or P-2 by Moody's, 3% of the Aggregate Unpaid Balance; or

          (b) for each Obligor who does not have short term unsecured debt ratings from both S&P and Moody's of at least the levels set forth in clause (a)(i), (ii) or (iii) above but who has long term unsecured debt ratings from both S&P and Moody's which are (i) greater than or equal to both AA by S&P and Aa2 by Moody's, 12% of the Aggregate Unpaid Balance;
     (ii) greater than or equal to both A- by S&P and A3 by Moody's but less than the ratings in clause (i), 10% of the Aggregate Unpaid Balance; or
     (iii) greater than or equal to BBB- by S&P and Baa3 by Moody's but less than the ratings in clause (ii), 6% of the Aggregate Unpaid Balance;

          (c) for each Obligor who does not have short term unsecured debt ratings or long term unsecured debt ratings from both S&P and Moody's and is not a Special Obligor, 3% of the Aggregate Unpaid Balance;

          (d) for each Special Obligor, 6% of the Aggregate Unpaid Balance;

          (e) for all Obligors domiciled in Italy considered in the aggregate, 4.0% of the Aggregate Unpaid Balance;

          (f) for all Obligors domiciled in Approved Foreign Countries (including Italy) considered in the aggregate, 15% of the Aggregate Unpaid Balance of which 15% up to two-thirds (2/3) may be denominated in Canadian dollars or Pounds Sterling;

          (g) for all Eligible Receivables with payment terms of 31-45 days, 40% of the Aggregate Unpaid Balance; and

          (h) for all Eligible Receivables with payment terms of 46-90 days, 20% of the Aggregate Unpaid Balance,

     provided  that  (1) the  limitations  set  forth in the  foregoing  clauses
     (a)-(d) above shall apply to each specified Obligor and its Affiliates, considered as if they were one and the same Person, (2) in the event that any Obligor has both long-term and short-term unsecured debt ratings from both S&P and Moody's that are covered under the foregoing clauses (a) and
     (b), the short-term debt ratings under clause (a) above shall control,  and
     (3) for purposes of determining compliance with clauses (g) and (h) above, "payment terms" shall be computed in accordance with the Prox Rules.

     "Conduit Lenders" has the meaning set forth in the preamble to this Agreement.

     "Contract" has the meaning set forth in the Receivables Sale Agreement.

     "Covered Taxes" means Taxes other than Excluded Taxes.

     "CP Costs" means, for VFCC for each day, the sum of (i) discount or interest accrued on its Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of its placement agents and Commercial Paper Note dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by its Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with its Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of VFCC pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing net costs, if Borrower shall request any Loan during any period of time determined by the VFCC Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Loan, the principal associated with any such Loan shall, during such period, be deemed to be funded by VFCC in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining CP Costs applicable to such Loan.

     "CP Loan" means a Loan made by a Conduit Lender at any time it is funded or maintained with the proceeds of Commercial Paper Notes.

     "CP Tranche Period" means:

          (a) with respect to Three Pillars' CP Loans, a period of days from 1 Business Day up to the number of days necessary to extend such period to include the next Distribution Date, commencing on a Business Day which period is either (i) requested by Borrower and agreed to by such Conduit Lender or its Co-Agent or (ii) in the absence of such request and agreement, selected by such Conduit Lender or its Co-Agent (it being understood that the goal shall be to select a period which ends on or as close to the next Distribution Date as possible), and

          (b) with respect to VFCC, each month (or portion thereof) ending on a Distribution Date, during which VFCC has any outstanding CP Loan hereunder.

     "Credit and Collection Policy" has the meaning set forth in the Receivables Sale Agreement.

     "Credit Event" means the issuance of Letter of Credit or the making of an Advance under this Agreement.

     "Credit Exposure" means, at any time as to any Purchaser or Group, the sum of its outstanding Capital plus the principal amount of its interest in the LC Obligations. In computing the amount of Credit Exposure, (i) Borrower shall exclude the amount of any LC Obligations that are fully Cash-Collateralized, and
(ii) in connection with an Advance, the proceeds of which will be used to refinance a draw under a Letter of Credit, Borrower need not count both the Reimbursement Obligation and the amount that the Lenders will pay to Borrower on account of such Advance.

     "Credit Sales" means, for any period of determination, the aggregate amount of all Receivables originated by any Seller during such period.

     "Days Sales Outstanding Ratio" means, on any date of determination, the ratio computed as of the last day of the most recent Calculation Period by dividing (a) 360 by (b) the Accounts Receivable Turnover Ratio for the most recent Calculation Period.

     "Debt" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all net obligations of such Person in respect of interest rate swap, cap, collar, swaption, option or similar agreements, (viii) all obligations arising in connection with a sale or other transfer of any of such Person's financial assets which are, or are intended to be, classified as loans for federal tax purposes, (ix) all Debt referred to in clauses (i) through
(viii) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, and (x) all Debt referred to in clauses (i) through (viii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

     "Default Rate" means the sum of (i) the Base Rate applicable from time to time (but not less than the interest rate in effect for such Loan as at the date of the Significant Event giving rise thereto), plus (ii) 2.00% per annum.

     "Default Ratio" means, on any date of determination, the ratio (expressed as a percentage) computed as of the last day of most recent Calculation Period by dividing (a) the sum (without double counting) of (i) the Unpaid Balance of Receivables that became Defaulted Receivables during such Calculation Period, plus (ii) the Unpaid Balance of Receivables that became Charge-Offs during such Calculation Period by (b) Credit Sales for the Calculation Period ending 4 months prior to beginning of such Calculation Period.

     "Defaulted Receivable" means, as of any date of determination, any Receivable (i) which the Servicer has or should have charged-off or deemed uncollectible in accordance with the Credit and Collection Policy after taking a reasonable time to apply Collections received to applicable invoices and reconcile the amount of such Receivable, (ii) as to which, as of such date of determination, any payment, or part thereof, remains unpaid for 91 days or more past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable or (iii) unless each of the Agents in its sole discretion has otherwise agreed, as to which the Obligor thereon has suffered an Event of Bankruptcy.

     "Delinquency Ratio" means, as of any date of determination, the ratio (expressed as a percentage) computed as of the last day of the most recent Calculation Period, by dividing (a) the Unpaid Balance of Receivables that are Delinquent Receivables as of such date by (b) an amount equal to the Aggregate Unpaid Balance as of such date minus the Aggregate Excess Concentration Amounts as of such date.

     "Delinquent Receivable" means, as of any date of determination, any Receivable as to which, as of such date of determination, any payment, or part thereof, remains unpaid for 61-90 days past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable.

     "Demand Loan" means a loan made by Borrower to BAI or Bowater at a market rate of interest that is payable on demand and is not evidenced by a promissory note or other instrument.

     "Dilution Horizon Ratio" means, on any date of determination, the ratio (expressed as a percentage) computed as of the last day of the most recent Calculation Period by dividing (a) an amount equal to the sum of (i) Credit Sales for such Calculation Period plus (ii) 50% of the Credit Sales for the Calculation Period immediately preceding the Calculation Period described in clause (i) by (b) an amount equal to (i) the Aggregate Unpaid Balance as of such last day minus (ii) the Aggregate Excess Concentration Amount as of such last day.

     "Dilution Ratio" means, on any date of determination, the ratio (expressed as a percentage) computed as of the last day of the most recent Calculation Period by dividing (a) Dilutions for such Calculation Period by (b) Credit Sales for the Calculation Period immediately preceding the Calculation Period described in clause (a).



     "Dilution Reserve" means, on any date of determination, the product computed as of the last day of the most recent Calculation Period, of (a) the sum of (i) the product of (x) the Stress Factor times (y) the Expected Dilution Ratio plus (ii) the product of (x) the positive difference, if any, between (1) the Dilution Spike Rate less (2) the Expected Dilution Ratio times (y) a ratio computed by dividing (1) the Dilution Spike Rate by (2) the Expected Dilution Ratio times (b) the Dilution Horizon Ratio.

     "Dilution  Spike Rate"  means,  on any date of  determination,  the highest
Dilution Ratio over the 12-month period ending on the last day of the most recent Calculation Period.

     "Dilutions" means, for any period of determination, the aggregate amount of returns, allowances, net credits and any other non-cash reductions to the Credit Sales during such period; provided, that "Dilutions" shall not include any write-down, reserve or other reduction due to a Receivable subsequently becoming a Defaulted Receivable or otherwise bearing on the uncollectability of such Receivable on account of the insolvency, bankruptcy, lack of credit worthiness or financial inability to pay of the applicable Obligor.

     "Distribution Date" means the 14th day of each calendar month after the Closing Date (or if any such day is not a Business Day, the next succeeding Business Day).

     "Documents" means all documentation relating to the Receivables including, without limitation, the Contracts, billing statements and computer records and programs.

     "Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

     "Eligible Receivable" means each Receivable that meets the following criteria:

          (a) that was created by Bowater or BAI (i) in compliance, in all material respects, with its Credit and Collection Policy and (ii) in the ordinary course of its business;

          (b) that was documented in all material respects in compliance with the applicable Seller's standard administration and documentation policies and procedures;

          (c) that is not a Delinquent Receivable or a Defaulted Receivable;

          (d) as to which, at the time of the sale or contribution of such Receivable to Borrower, BAI was the sole owner thereof and had good and marketable title thereto, free and clear of all Adverse Claims, and which was sold or contributed to Borrower pursuant to the Receivables Sale Agreement free and clear of all Adverse Claims other than in favor of the Administrative Agent for the benefit of the Secured Parties;

          (e) the assignment of which by each applicable Seller to each applicable Transferee pursuant to the Receivables Sale Agreement does not contravene or conflict in any material respect with any applicable law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

          (f) (i) which is denominated and payable in Dollars, or (ii) which is denominated and payable in Canadian dollars or Pounds Sterling and, in any event, is only payable in the United States of America or to the LockBox at Wachovia Bank, National Association, in London, England identified on
     Schedule 8.12 once the related LockBox Account is subject to a perfected assignment for collateral purposes;

          (g) the Obligor of which is a resident or organized under the laws of the United States or an Approved Foreign Country;

          (h) the Obligor of which is not an officer, director or Affiliate of any Seller or Borrower;

          (i) the Obligor of which is not a Governmental Authority;

          (j) that is in full force and effect and constitutes the legally valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms and is not subject to any dispute, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Seller or any other Adverse Claim, and the Obligor thereon holds no right as against such Seller to cause such Seller to repurchase the goods the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or goods returned in accordance with the terms of the Contract);

          (k) that does not contravene in any material respect any applicable requirements of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies in all material respects with all applicable requirements of law and with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the related Seller in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

          (l) that complies with all applicable requirements of the Credit and Collection Policy;

          (m) as to which each of Borrower's ownership interest and the Administrative Agent's (for the benefit of the Secured Parties) first priority security interest in such Receivable has been perfected under the applicable Uniform Commercial Code and other applicable laws;

          (n) as to which the Servicer is in possession of the related Receivable File;

          (o) which provides for repayment in full of the Unpaid Balance thereof within 90 days of the date of the creation thereof;

          (p) the terms of which have not been modified or waived except as permitted under the Credit and Collection Policy and this Agreement;

          (q) which constitutes an "account" or a "payment intangible" under and as defined in Article 9 of the Uniform Commercial Code of all applicable jurisdictions; and

          (r) as to which the applicable Seller has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor.

     "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

          (a) a case  or  other  proceeding  shall  be  commenced,  without  the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and, solely in the case of Borrower, such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to authorize any of the foregoing.

     "Event of Default" means any of the events described in Section 10.1.

     "Excess Concentration Amount" means, on any date of determination, with respect to each Concentration Limit, the amount, if any, by which the aggregate Unpaid Balance of Eligible Receivables for the applicable group of Eligible Receivables covered by such Concentration Limit exceeds the limit therefore set forth in the definition of "Concentration Limit".

     "Excluded Taxes" means, in the case of any Indemnified Party, taxes imposed on its overall net income, and franchise taxes and branch profit taxes based on net income, imposed on it by any jurisdiction.

     "Existing Agreement" has the meaning set forth in the preamble to this Agreement.

     "Expected Dilution Ratio" means, on any date of determination, the rolling twelve-month average Dilution Ratio for the 12-month period ending on the last day of the most recent Calculation Period.

     "Facility Limit" means $200,000,000.

     "Federal Funds Rate" means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If, at the time of calculation, such rate for any relevant day, is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publications, published by the Federal Reserve Bank of Atlanta (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If, at the time of calculation, the appropriate rate for any relevant day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the applicable Co-Agent.

     "Fee  Letters"  means  (a)  the   Co-Agents'   Fee  Letter,   and  (b)  the
Administrative Agent's Fee Letter.

     "Fees" means all LC Fees, other fees and other amounts payable by Borrower to any of the Agents, LC Issuers or Lenders pursuant to a Fee Letter.

     "Fitch" means Fitch, Inc., and any successor thereto.

     "Foreign Currency Reserve" means, on any date of determination, an amount equal to 7.5% of the spot market Dollar-equivalent of all Eligible Receivables otherwise included in the Borrowing Base which are denominated in Canadian dollars plus 25% of the spot market Dollar-equivalent of all Eligible Receivables otherwise included in the Borrowing Base which are denominated in Pounds Sterling.

     "Funding Amount" has the meaning set forth in Section 2.1(a).

     "GAAP" has the meaning set forth in the Receivables Sale Agreement.

     "Governmental Authority" has the meaning set forth in the Receivables Sale Agreement.

     "Group" means any of (a) the VFCC Group or (b) the Three Pillars Group, as the case may be.

     "Group Percentage" means, as to each Group, the ratio (expressed as a percentage) which the aggregate Commitments of all Committed Lenders in such Group bear to the aggregate Commitments of all Committed Lenders in all Groups.

     "Incipient Bankruptcy" means that any of the Agents shall have been informed by Borrower, Servicer or any of their Affiliates or shall have otherwise reasonably determined that Borrower or Servicer is about to commence or to become the subject of a case or proceeding of the type described in the definition of "Event of Bankruptcy."

     "Indemnified Amounts" has the meaning set forth in Section 14.1.

     "Indemnified Party" has the meaning set forth in Section 14.1.

     "Interest Period" means:

          (a) with respect to any CP Loan, its CP Tranche Period;

          (b) with respect to any Alternative Rate Loan: (i) initially, the period commencing on the date of the initial funding of such Loan by a Committed Lender, Liquidity Bank or STB, as the case may be, and ending on (but excluding) the Business Day immediately preceding the next following Distribution Date, and (ii) thereafter, each period commencing on (and including) the Business Day immediately preceding a Distribution Date and ending on (but excluding) the Business Day immediately preceding the next following Distribution Date;

provided, however, that if any Interest Period for any Loan that commences before the Commitment Termination Date would otherwise end on a date occurring after such Commitment Termination Date, such Interest Period shall end on such Commitment Termination Date and the duration of each such Interest Period that commences on or after the Commitment Termination Date, if any, shall be of such duration as shall be selected by the applicable Co-Agent.

     "LC Application" has the meaning set forth in Section 2.4(a).

     "LC Fee" has the meaning set forth in the Co-Agents' Fee Letter.

     "LC Issuer" means STB or Wachovia in its capacity as the issuer of a Letter of Credit.

     "LC Obligations" means, at any time, the sum, without duplication, of (a) the Aggregate Face Amount Outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.4(b).

     "LC Percentage" means, on any date of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the Aggregate Face Amount Outstanding, plus (ii) any outstanding Reimbursement Obligations, to (b) the Facility Limit.

     "LC Sublimit" means, at any time, the lesser of (a) $100,000,000, and (b) the aggregate of the Commitments.

     "Lenders" means, collectively, the Conduit Lenders and the Committed Lenders and "Lender" means anyone of them.

     "Letter of Credit" means a stand-by letter of credit issued by STB or Wachovia in United States Dollars for the account of Borrower at the request of a Seller, as extended from time to time in accordance with this Agreement.

     "Letter of Credit Collateral Account" means a segregated cash collateral account at each LC Issuer in such LC Issuer's name established at any time after the date of this Agreement at such LC Issuer's request that is under the exclusive control of such LC Issuer (for the benefit of such LC Issuer and the Lenders).

     "LIBOR Loan" means a Loan made by a Committed Lender at any time it bears interest at a LIBOR Rate.

     "Lender Note" has the meaning set forth in Section 2.7.

     "LIBOR Margin" means 0.75% per annum.

     "LIBOR Rate" means, for any Interest Period, the rate per annum on the Rate Setting Day of such Interest Period shown on page 3750 of Telerate or any successor page as the composite offered rate for London interbank deposits for one month, as shown under the heading "USD" as of 11:00 a.m. (London time); provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) based on the rates at which Dollar deposits for one month are displayed on page "LIBOR" of the Reuters Screen as of 11:00 a.m. (London time) on the Rate Setting Day (it being understood that if at least two (2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two (2) such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by the applicable Co-Agent at approximately 11:00 a.m. (London time) on the Rate Setting Day to prime banks in the London interbank market for a one month.

     "Liquidity Agreement" means any of the VFCC Liquidity Agreement or the Three Pillars Liquidity Agreement.

     "Liquidity Bank" means any of the VFCC Liquidity Banks or the Three Pillars Liquidity Banks.

     "Liquidity Termination Date" means, with respect to each of the Conduit Lenders, the earlier to occur of (a) November 30, 2006, as such date may be extended from time to time by such Conduit Lender's Liquidity Banks in accordance with its Liquidity Agreement, and (b) the occurrence of an Event of Bankruptcy with respect to such Conduit Lender.

     "Loan" means each revolving loan made on a given date at a given rate by a Lender to Borrower pursuant to this Agreement.

     "LockBox" means a postal box maintained on behalf of Borrower or the Servicer for the purpose of receiving checks and money orders constituting Collections of the Receivables.

     "LockBox Account" means any of those bank accounts described on Schedule 8.12 hereto and any additional or replacement account to which Mail Payments, wire transfers, SWIFT, ACH or other electronic payments are deposited for clearing.

     "LockBox Account Agreement" means an agreement among a Seller, Borrower, the Administrative Agent and the bank holding any LockBox Account, in a form reasonably acceptable to the Agents.

     "Loss Horizon Ratio" means, on any date of determination:

               (1) Except as provided  in clauses  (2) and (3) below,  the ratio
          (expressed as a percentage) computed as of the last day of the most recent Calculation Period by dividing (a) the sum of (i) Credit Sales for such Calculation Period, plus (ii) Credit Sales for the immediately preceding Calculation Period, plus (iii) Credit Sales for the second (2nd) immediately preceding Calculation Period, plus (iv) Credit Sales for the third (3rd) immediately preceding Calculation Period, plus (v) 53% of Credit Sales for the fourth (4th) immediately preceding Calculation Period, by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of the most recent Calculation Period, minus the Aggregate Excess Concentration Amount as of such last day;

               (2) At any time while Bowater's unsecured senior debt is Split-Rated, the ratio (expressed as a percentage) computed as of the last day of the most recent Calculation Period by dividing (a) the sum of (i) Credit Sales for such Calculation Period, plus (ii) Credit Sales for the immediately preceding Calculation Period plus (iii) Credit Sales for the second (2nd) immediately preceding Calculation Period, plus (iv) Credit Sales for the third (3rd) immediately preceding Calculation Period, plus (v) 3% of Credit Sales for the fourth (4th) immediately preceding Calculation Period, by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of the most recent Calculation Period, minus the Aggregate Excess Concentration Amount as of such last day; and

                  (3) At any time while Bowater's unsecured senior debt is rated both "BB+" or less by S&P and "Ba1" or less by Moody's, the ratio (expressed as a percentage) computed as of the last day of the most recent Calculation Period by dividing (a) the sum of (i) Credit Sales for such Calculation Period, plus (ii) Credit Sales for the immediately preceding Calculation Period plus (iii) Credit Sales for the second
         (2nd) immediately preceding Calculation Period plus (iv) Credit Sales for the third (3rd) immediately preceding Calculation Period, by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of the most recent Calculation Period, minus the Aggregate Excess Concentration Amount as of such last day.

     "Loss Reserve" means, on any date of determination, the product of (i) the highest rolling 3-month average Default Ratio over the 12 months ending with the most recent Calculation Period, (ii) the Loss Horizon Ratio as of the last day of the most recent Calculation Period, and (iii) the Stress Factor.

     "Mail Payments" has the meaning specified in Section
11.2.3(a).

     "Material Adverse Effect" means a material adverse effect on (a) on the business, property, condition (financial or otherwise) or results of operations or prospects of (i) Bowater and its Subsidiaries taken as a whole, or (ii) Borrower, (b) the ability of Borrower or Bowater to perform its respective obligations under this Agreement or any other Transaction Document to which it is a party, (c) the legality, validity or enforceability of the Agreement or any other Transaction Document, (d) the existence, validity, perfection or priority of (i) the Administrative Agent's (for the benefit of the Secured Parties) security interest in the Collateral, or (ii) Borrower's ownership interest in the Receivables; or (e) the validity, enforceability or collectibility of the Receivables generally or of any material portion of the Receivables.

     "Material  Debt"  has  the  meaning   specified  in  the  Receivables  Sale
Agreement.

     "Monthly Report" means a report, substantially in the form of Exhibit C or in such other form acceptable to the Co-Agents, prepared by Servicer as of the last day of the most recent Calculation Period and signed by an authorized Senior Executive of Servicer.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Worth" with respect to Borrower has the meaning specified in the Receivables Sale Agreement.

     "Obligations" means all obligations (monetary or otherwise) of Borrower to any of the Secured Parties and their respective successors, permitted transferees and assigns arising under or in connection with this Agreement, any LC Application, any Lender Note and each other Transaction Document, in each case, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (including, without limitation, the LC Obligations).

     "Obligor" means, with respect to any Receivable, each Person obligated to make payments with respect to such Receivable, including any guarantor thereof.

     "Organizational Documents" has the meaning specified in the Receivables Sale Agreement.

     "Outstanding Balance" has the meaning specified in the Receivables Sale Agreement.

     "Percentage" means, as to any Committed Lender, the ratio (expressed as a percentage) of such Committed Lender's Commitment to the aggregate Commitments of all Committed Lenders in the same Group.

     "Performance Guarantor" means Bowater.

     "Performance Undertaking" means a Performance Undertaking in the form of Exhibit E hereto, duly executed by the Performance Guarantor in favor of Borrower.

     "Permitted Investment" means, at any time:

          (a) marketable obligations issued by, or the full and timely payment of which is directly and fully guaranteed or insured by, the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

          (b) time deposits, bankers' acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (i) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating meeting the requirements specified in clause
     (c) below (or equivalent rating from the Rating Agencies) or (ii) is set forth in a list (which may be updated from time to time) (A) approved by the Agents and (B) with respect to which a written statement has been obtained from each of the applicable Rating Agencies to the effect that the rating of the Commercial Paper Notes rated by them will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

          (c) commercial paper which is (i) rated at least as high as the Commercial Paper Notes by the Rating Agencies, or (ii) set forth in a list (which may be updated from time to time) (A) approved by the Agents and (B) with respect to which a written statement has been obtained from each of the applicable Rating Agencies to the effect that the rating of the Commercial Paper Notes rated by them will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

          (d) secured repurchase obligations for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above; and

          (e) freely redeemable shares in (i) money market or similar funds which invest solely in obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements and commercial paper of the types described in clauses (a) through (d) above, without regard to the limitations as to the maturity of such obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements or commercial paper set forth below, which are rated at least "AAm" or "AAmg" or their equivalent by both S&P and Moody's, provided that there is no
     "r-highlighter" affixed to such rating, and (ii) the money market fund called Nations Cash Reserves, so long as Nations Cash Reserves continues to buy only "first tier" securities as defined by Rule 2a-7 of the Investment Company Act of 1940.

     "Person" has the meaning set forth in the Receivables Sale Agreement

     "Pooled Commercial Paper" means Commercial Paper Notes of VFCC subject to any particular pooling arrangement by such Conduit Lender, but excluding Commercial Paper Notes issued by such Conduit Lender for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit Lender.

     "Prime Rate" means as of any date of determination, the rate of interest most recently announced in the Wall Street Journal as the "prime rate."

     "Procedures  Review"  means  a  report  of  independent   certified  public
accountants selected by the Agents which satisfies the requirements set forth on
Schedule 9.1.5.

     "Program Documents" means, as to each of the Conduit Lenders, its Support Agreements, the documents under which the applicable Co-Agent performs its obligations with respect to such Conduit Lender's commercial paper program and the other documents to be executed and delivered in connection therewith, as amended, supplemented, restated or otherwise modified from time to time.

     "Prox Receivable" means a Receivable for which the applicable invoice has "prox terms", i.e., requires payment to be made by a specified numerical day in the month following the date on which such invoice is issued.

     "Prox Rules" means that the terms of any Receivable shall be a number of days determined as follows: (a) for any Prox Receivable, the sum of (i) the numerical day of the month on which such Receivable becomes due and payable, plus (ii) 15 days, and (b) for any other Receivable, the actual number of days after the invoice date until such Receivable becomes due.

     "Purchase Price Credit" has the meaning set forth in the Receivables Sale Agreement

     "Rate Setting Day" means, for any Interest Period, two (2) Business Days prior to the commencement of such Interest Period. In the event such day is not a Business Day, then the Rate Setting Day shall be the immediately preceding Business Day.

     "Rating Agency" means (a) S&P, (b) Moody's, and (c) solely to the extent it is rating any of the Commercial Paper Notes of any Conduit Purchaser, Fitch.

     "Receivable" has the meaning specified in the Receivables Sale Agreement.

     "Receivable File" means with respect to a Receivable, (a) the Contract giving rise to the Receivable and other evidences of the Receivable including, without limitation, electronic files, tapes, discs, punch cards and related property and rights and (b) each UCC financing statement related thereto, if any.

     "Receivables Sale Agreement" means the Amended and Restated Receivables Sale Agreement, dated as of December 1, 2005, by and among Sellers, as sellers, and Borrower, as buyer, as such agreement may be amended, supplemented, restated or otherwise modified from time to time with the prior written consent of each of the Agents.

     "Regulatory Change" means, relative to any Affected Party:

          (a) any change in (or the adoption, implementation, change in the phase-in or change in the commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above or requiring the consolidation of any Conduit Lender's assets and liabilities with those of its Co-Agent;

          (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above;

          (c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Liquidity Bank under the Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Liquidity Bank or any related Affected Party; or

          (d) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any GAAP or regulatory accounting principle applicable to such Affected Party requiring the consolidation, in whole or in part, of any Conduit Lender's assets and/or liabilities, with those of its Co-Agent or any of its Liquidity Banks.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of Borrower then outstanding under Section 2.4(c) to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under the Letters of Credit.

     "Related Commercial Paper" means, for any period with respect to any Conduit Lender, any Commercial Paper Notes of such Conduit Lender issued or deemed issued for purposes of financing or maintaining any Loan by such Conduit Lender (including any discount, yield, or interest thereon) outstanding on any day during such period.

     "Related Security" has the meaning specified in the Receivables Sale Agreement.

     "Required Capital Amount" has the meaning specified in the Receivables Sale Agreement.

     "Requirements of Law" for any Person or any of its property shall mean the Organizational Documents of such Person or any of its property, and any statute, law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or businesses or to which such Person or any of its property or businesses is subject, whether federal, state or local.

     "Reserve Floor" means, for any Calculation Period, the greater of (a) 15%, and (b) the sum of (i) 3% plus (ii) the percentage of the Aggregate Unpaid Balance represented by the Top 4 Designated Balances as reflected on the most recent Monthly Report delivered by Servicer

     "Reserve Percentage" means, for any Calculation Period, the percentage equal to the greater of (a) the sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve, and (b) the Reserve Floor.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Commitment Termination Date" means November 30, 2006, as extended from time to time by mutual agreement of the parties hereto.

     "Secured Parties" means the Lenders, the LC Issuers, the Agents and the Indemnified Parties, and the successors and permitted assigns of each of the foregoing.

     "Sellers" has the meaning specified in the Receivables Sale Agreement.

     "Senior Executive" has the meaning specified in the Receivables Sale Agreement.

     "Servicer" means Bowater or any successor Servicer appointed as provided in
Section 11.5.

     "Servicer  Event of Default"  shall have the meaning  specified  in Section
11.7.

     "Servicing Fee" means, as to any Calculation Period, the fee payable to the Servicer which, so long as Bowater or one of its Affiliates is the Servicer, shall be equal to the Servicing Fee Rate multiplied by the Aggregate Unpaid Balance at the beginning of such Calculation Period. The Servicing Fee for any successor Servicer shall be equal to the fee reasonably agreed to by the Agents and such successor Servicer.

     "Servicing Fee Rate" means 1.80% per annum.

     "Servicing  Reserve" means, on any date of  determination,  the product of:
(a) the highest Day Sales Outstanding Ratio during the 12 months ending with the most recent Calculation Period, (b) the Stress Factor, (c) 2.40%, and (d) 1/360.

     "Significant Event" means any Amortization Event or Event of Default.

     "Special Obligor" means any one of not more than two (2) Obligors designated by Borrower from time to time, which is unrated or, if rated, has a short term credit rating of less than A-2 by S&P or less than P-2 by Moody's, or a long term credit rating of less than BBB- by S&P and Baa3 by Moody's, unless and until the Administrative Agent, at the direction of any Co-Agent, gives not less than five (5) Business Days' notice to Borrower that it is revoking such Person's special status.

     "Split-Rated" means that Bowater's unsecured senior debt is either rated "BB+" or less by S&P or "Ba1" or less by Moody's, but not both.

     "Standby Letter of Credit" means an irrevocable standby letter of credit for the account of Borrower at the request of a Seller and for the benefit of any holder of obligations of a Seller or its Affiliates.

     "STB" has the meaning set forth in the preamble to this Agreement.

     "STCM" has the meaning set forth in the preamble to this Agreement.

     "Stress Factor" means (a) at any time while Bowater's unsecured senior debt is rated greater than or equal to both "BB" by S&P and "Ba2" by Moody's, 2.00,
(b) at any time while Bowater's unsecured senior debt is rated greater than or equal to both "B+" by S&P and "B1" by Moody's but less than the ratings in clause (a), 2.25, and (c) at any time while Bowater's unsecured senior debt is rated less than either of the ratings described in clause (b), 2.50.

     "Subsidiary" has the meaning specified in the Receivable Sale Agreement.

     "Support Agreement" means and includes any credit agreement, letter of credit, surety bond or other instrument or insurance policy pursuant to which any Conduit Lender receives credit enhancement or liquidity enhancement for the Related Commercial Paper or for its Commercial Paper Notes generally, including, without limitation, as to each Conduit Lender, its Liquidity Agreement.

     "Support Provider" means and includes any entity now or hereafter extending credit or liquidity support or having a commitment to extend credit or liquidity support to or for the account of, or to make loans to or purchases from, a Conduit Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the commercial paper program of a Conduit Lender, including, without limitation, as to each Conduit Lender, its Liquidity Banks.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities (including but not limited to interest and penalties) with respect to the foregoing, imposed by any Governmental Authority.

     "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rate for Dollars).

     "Three Pillars" has the meaning set forth in the preamble to this Agreement.

     "Three Pillars Agent" has the meaning set forth in the preamble to this Agreement.

     "Three Pillars Group" means, collectively, (a) Three Pillars, (b) STB and its successors and permitted assigns as Committed Lenders or Three Pillars Liquidity Banks, and (c) STB in its capacity as an LC Issuer.

     "Three Pillars Liquidity Agreement" means (a) the Liquidity Asset Purchase Agreement (regarding Bowater Funding Inc.), dated as of December 19, 2002, among Three Pillars, STB, as liquidity agent for the Three Pillars Liquidity Banks, the Three Pillars Agent, and the Three Pillars Liquidity Banks, or (b) any other agreement hereafter entered into by Three Pillars providing for the sale by Three Pillars of its Loans (or portions thereof), or the making of loans or other extensions of credit to Three Pillars secured by security interests in Three Pillar's Loans (or portions thereof), to support all or part of Three Pillar's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Three Pillar's investments in accounts receivable or other financial assets, in each case as amended, supplemented, restated or otherwise modified from time to time.

     "Three Pillars Liquidity Banks" means STB and its successors and permitted assigns under the Three Pillars Liquidity Agreement.

     "Top 4 Designated Balances" means, on any date of determination, the aggregate of the Outstanding Balance of all Eligible Receivables owing from the Special Obligors and unrated Obligors with the four highest Outstanding Balances of Eligible Receivables (after deducting any portion thereof which is excluded from the Borrowing Base because such aggregate Outstanding Balance exceeds the applicable Concentration Limit).

     "Transaction Documents" means this Agreement, the Receivables Sale Agreement, the Lender Notes, the Fee Letters, the LC Applications, the Performance Undertaking and the other instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection with this Agreement or the Receivables Sale Agreement (except the Program Documents), as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

     "Unmatured Servicer Event of Default" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default.

     "Unmatured Significant Event" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Significant Event.

     "Unpaid Balance" means, with respect to any Receivable, the sum of (a) the Outstanding Balance thereof, plus (without duplication), and (b) the aggregate amount required to repay in full all interest, finance, prepayment and other fees or charges of any kind payable in respect of, such Outstanding Balance.

     "VFCC" has the meaning set forth in the preamble to this Agreement.

     "VFCC Agent" has the meaning set forth in the preamble to this Agreement.

     "VFCC Group" means, collectively, (a) VFCC, (b) Wachovia and its successors and permitted assigns as Committed Lenders or VFCC Liquidity Banks, and (c) Wachovia in its capacity as an LC Issuer.

     "VFCC Liquidity Agreement" means (a) that certain liquidity purchase agreement dated as of December 1, 2005 by and among VFCC, the VFCC Liquidity Banks and Wachovia, as VFCC Agent and liquidity agent or (b) any other agreement hereafter entered into by any Conduit Lender that is an assignee of VFCC providing for the sale by such Conduit Lender of its Loans (or portions thereof), or the making of loans or other extensions of credit to such Conduit Lender secured by security interests in such Conduit Lender's Loans (or portions thereof), to support all or part of such Conduit Lender's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding such Conduit Lender's investments in accounts receivable or other financial assets.

     "VFCC Liquidity Banks" means Wachovia and its successors and permitted assigns under the VFCC Liquidity Agreement.

     "Wachovia" has the meaning set forth in the preamble to this Agreement.

     "Yield Reserve" means, on any date of determination, the product of (a) the highest Day Sales Outstanding Ratio during the 12 months ending with the most recent Calculation Period, (b) the Stress Factor, (c) the Prime Rate as in effect on the last day of such Calculation Period and (d) 1/360.

Section 1.2       Other Definitional Provisions.

          (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

          (b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

          (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

     Section 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein, are used herein as defined in such Article 9.

     Section 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

     Section 1.5 Continuance of Significance Events. For the avoidance of doubt, from and after the time, if any, when an event becomes a Servicer Event of Default, an Amortization Event or an Event of Default, such event shall be deemed to be continuing until waived in writing in accordance with the provisions of this Agreement regardless of whether the circumstance which gave rise thereto continues to exist.

                                  ARTICLE II.
           COMMITMENTS, BORROWING AND LETTER OF CREDIT PROCEDURES AND
                                  LENDER NOTES

     Section 2.1 Commitments. On the terms and subject to the conditions set forth in this Agreement, from time to time prior to the Commitment Termination
Date:

          (a) Advances. Borrower may request Advances from the Lenders in accordance with Section 2.2. Upon receipt of each Borrowing Request:

          (i) Each of the Conduit Lenders may, in its sole discretion, make a Loan to Borrower in a principal amount equal to such Conduit Lender's Group Percentage of the principal amount of the requested Advance (such Conduit Lender's and its Group's "Funding Amount"); and

          (ii) In the event that any Conduit Lender declines to make its Loan to Borrower as part of any requested Advance, each of such Conduit Lender's related Committed Lenders severally agrees to make a Loan to Borrower in a principal amount equal to its Percentage of the applicable Conduit Lender's Funding Amount;

provided, however, that the aggregate Credit Exposure from time to time outstanding hereunder shall not exceed the lesser of (x) the Facility Limit and
(y) the Borrowing Base, and provided, further, that the aggregate principal amount of all Loans from time to time outstanding from any Group hereunder shall not exceed its Group Percentage of the lesser of (x) the Facility Limit and (y) the Borrowing Base. Within the limits of each Committed Lender's Commitment and the Facility Limit, Borrower may borrow and (subject to Section 4.1(a)) prepay and reborrow under this Section 2.1(a).

          (b) Issuance of Letters of Credit. Borrower may request that an LC Issuer issue Letters of Credit, and the applicable LC Issuer hereby agrees to issue each requested Letter of Credit and to renew, extend, increase, decrease or otherwise modify each Letter of Credit issued by it ("Modify," and each such action, including, without limitation, an automatic extension pursuant to an evergreen feature, a "Modification"), from time to time upon the request of Borrower; provided that no Letter of Credit shall be issued or Modified by an LC Issuer if, after giving effect thereto, (i) the aggregate Credit Exposure would exceed the Facility Limit, or (ii) the LC Obligations would exceed the LC Sublimit; and provided, further, that each Letter of Credit issued pursuant to this Section 2.1(b) shall have a face amount of not less than $1,000,000. No Letter of Credit shall have a stated expiry date later than 1 year from the date of issuance or Modification, although it may contain an evergreen feature.

     Section 2.2 Borrowing Procedures. Borrower (or the Servicer on its behalf) may request an Advance hereunder by delivering a Borrowing Request to the Co-Agents not later than 2:00 p.m. (New York City time), three (3) Business Days prior to the proposed date of such borrowing; provided that Borrower shall not request, and Lenders shall not make, Advances more than once per calendar week and provided, further, that such 3-Business Day notice period shall be shortened to a 2-Business Day notice period to the extent necessary to permit funding by the applicable LC Payment Date of a drawing under a Letter of Credit with the proceeds of an Advance. Each Borrowing Request given by Borrower (or the Servicer on its behalf) pursuant to this Section 2.2 shall be irrevocable and binding on Borrower. Any Borrowing Request may be delivered by facsimile transmission or by electronic mail message attaching a portable data format or ".pdf" file containing an image of the signed request, provided, however, that no such facsimile transmission or electronic mail message shall be deemed to be delivered unless and until Borrower (or Servicer on its behalf) confirms the Co-Agents' actual receipt thereof (not merely via voice mail) by telephone. Upon the Co-Agents' receipt of each Borrowing Request, each of them shall promptly determine whether its Conduit Lender or its Committed Lender(s) will participate in funding the requested Advance.

     Section 2.3 Funding. Subject to the satisfaction of the conditions precedent set forth in Article VII with respect to such Advance and the limitations set forth in Section 2.1(a), each Lender shall make the proceeds of its Loan comprising a portion of such requested Advance available to its Group's Co-Agent in immediately available funds on the proposed date of borrowing. Upon receipt by a Co-Agent of such Loan proceeds, such Co-Agent will make such funds available to Borrower's Account on such date. Each borrowing shall be on a Business Day and shall be in an aggregate amount of at least $1,000,000 per Group or in a larger integral multiple of $200,000 per Group.

        Section 2.4        Letters of Credit.

          (a) Letter of Credit Requests. Subject to Section 2.1, Borrower shall give the applicable LC Issuer and each Co-Agent reasonable prior notice of the proposed date of issuance or Modification of each Letter of Credit (and in no event shall such notice be given later than 12:00 noon (New York time) three Business Days prior to such issuance or Modification), by delivering a copy of the Letter of Credit Request provided to it under the Sale Agreement, together with a transmittal letter in substantially the form of Exhibit F hereto, duly completed by Borrower. The issuance or Modification by an LC Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in
Article VII, be subject to the conditions precedent that such Letter of Credit shall be reasonably satisfactory to the applicable LC Issuer and that Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as the applicable LC Issuer shall have reasonably requested (each, an "LC Application"). In no event shall an LC Issuer be obligated to issue a Modification if, on the proposed date of such Modification, such LC Issuer would not be obligated to issue new Letters of Credit if requested or if the beneficiary does not consent to the proposed terms of the Modification. In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms of this Agreement shall control.

          (b) Reimbursement by Borrower. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable LC Issuer shall notify the Co-Agents and Borrower as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date which, except to the extent otherwise required by applicable law, shall not be less than two (2) Business Days after receipt of such demand (the "LC Payment Date" ). The responsibility of the applicable LC Issuer to Borrower shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Letter of Credit issued by it, without presentment, demand, protest or other formalities of any kind, either from cash on hand or, subject to the terms and conditions hereof, with the proceeds of an Advance; provided that Borrower shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer or (ii) such LC Issuer's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. All such amounts paid by the applicable LC Issuer and remaining unpaid by Borrower (whether from cash on hand or with the proceeds of an Advance made in accordance with this Agreement) shall bear interest, payable on each Distribution Date in arrears, for each day until paid at a rate per annum equal to the Default Rate. Regardless of whether the applicable LC Payment Date has occurred, the Co-Agents are hereby irrevocably directed to pay the proceeds of each Advance made while any Reimbursement Obligation remains outstanding directly to the LC Issuers (ratably in accordance with their respective Reimbursement Obligations) until all such Reimbursement Obligations, together with all accrued and unpaid interest and LC Fees thereon, are paid in full. Borrower's
Reimbursement  Obligations  and  obligation  to pay  Interest  pursuant  to this
Section 2.4(b) shall be secured by the Collateral.

          (c) Obligations  Absolute.  Borrower's  obligations under this Section
2.4 shall be absolute and unconditional under any and all circumstances and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower or any Seller may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable LC Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof) or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the applicable LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof); or any payment made by the applicable LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code of the United States, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any guarantee, for all or any of the obligations of Borrower or any Seller in respect of any Letter of Credit; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower of the applicable Seller, provided that Borrower shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the applicable LC Issuer or (ii) the applicable LC Issuer's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately (and in any event within 5 Business Days) notify the applicable LC Issuer. Borrower shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.

          (d) Actions of LC Issuers. With respect to any actions taken or omitted in the absence of gross negligence or willful misconduct, the applicable LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer.

          (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable LC Issuer or the Committed Lenders, each LC Issuer hereby grants to each Committed Lender, and each Committed Lender hereby acquires from such LC Issuer, a participation in such Letter of Credit equal to such Committed Lender's Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Committed Lender hereby absolutely and unconditionally agrees to pay to the applicable LC Issuer, such Committed Lender's Percentage of each draw honored by such LC Issuer pursuant to a Letter of Credit and not reimbursed by Borrower on the date due as provided in this Section 2.4(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Committed Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Significant Event or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Committed Lenders shall be entitled to receive their ratable shares of any LC Fees and interest actually collected by the LC Issuers, but in no event shall they be entitled to share in any other fees, commissions, charges or expenses payable to the LC Issuers.

          (f) LC Issuer Agreements. At any time while any Letter of Credit or Reimbursement Obligation remains outstanding, (i) not later than the fifth Business Day of each month, each LC Issuer shall deliver a written report to the Co-Agents summarizing the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding month, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which an LC Issuer expects to issue, amend, renew or extend any Letter of Credit (including, without limitation, renewals and extensions pursuant to evergreen clauses), each LC Issuer shall advise the Co-Agents in writing of the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such LC Issuer makes any payment to a beneficiary pursuant to a Letter of Credit, such LC Issuer shall advise the Co-Agents in writing of the date and amount of such payment, (iv) on any Business Day on which Borrower fails to reimburse a Reimbursement Obligation required to be reimbursed to such LC Issuer on such day, such LC Issuer shall advise the Co-Agents in writing of the date and amount of such failure, and (v) on any other Business Day, such LC Issuer shall provide the Co-Agents with such other information relevant to the Letters of Credit as any of the Co-Agents may reasonably request. Each LC Issuer shall invoice Borrower for LC Fees no later than the 5th Business Day immediately preceding each Distribution Date (which invoice may be combined with the invoice described in Section 3.5) and shall disburse each Committed Lender's share of LC Fees and interest received by such LC Issuer within one Business Day after such LC Issuer's receipt thereof.

     Section 2.5 Representation and Warranty. Submission of each Borrowing Request or LC Application shall automatically constitute a representation and warranty by Borrower to the Agents, the LC Issuers and the Lenders that on the date of such requested Credit Event: (a) the representations and warranties contained in Article VIII will be true and correct as of such requested date as though made on such date, (b) no Significant Event or Unmatured Significant Event has occurred and is continuing or will result from such Credit Event, and
(c) after giving effect to such requested Credit Event, the aggregate Credit Exposure will not exceed the lesser of the Borrowing Base and the Facility Limit.

     Section 2.6 Extension of the Committed Lenders' Commitments. The Committed Lenders' several Commitments shall all terminate on the Commitment Termination Date. Notwithstanding the foregoing:

          (a) Not more than 60 days prior to any Group's Liquidity Termination Date in effect from time to time, Borrower may request that the applicable Co-Agent seek the applicable Liquidity Banks' consent to extend the applicable Liquidity Termination Date for a period which, when aggregated with the number of days remaining until the existing Liquidity Termination Date would not cause such Liquidity Banks' commitments under the Liquidity Agreement as so extended to exceed 364 days in toto unless such agreement to extend is made within the final 30 days prior to such Group's existing Liquidity Termination Date, in which case the Liquidity Termination Date shall be extended for a period of 364 days from such existing date, and

          (b) Not more than 60 days prior to the Scheduled Commitment Termination Date in effect from time to time, Borrower may request that the Lenders unanimously consent to extend the Scheduled Commitment Termination Date for a period which, when aggregated with the number of days remaining until the existing Scheduled Commitment Termination Date would not cause the Committed Lenders' Commitments hereunder as so extended to exceed 364 days in toto unless such agreement to extend is made within the final 30 days prior to the existing Scheduled Commitment Termination Date, in which case the Liquidity Termination Date shall be extended for a period of 364 days from such existing date.

Each of the Co-Agents shall advise Borrower and the Administrative Agent in writing whether each request made pursuant to clause (a) or clause (b) above has been granted within 30 days after such request has been made and whether such consent is subject to satisfaction of any conditions precedent. If any such request is not granted within 30 days after such request has been made by each of the Groups, the Liquidity Termination Date or Scheduled Commitment Termination Date, as the case may be, for all Groups shall remain unchanged. If any such request is granted by each of the Groups within 30 days after such request has been made, the Liquidity Termination Date or Scheduled Commitment Termination Date, as the case may be, shall be extended as provided in the Administrative Agent's confirmatory written notice upon satisfaction of any conditions precedent specified therein.

     Section 2.7 Voluntary Termination of Committed Lenders' Commitments; Reduction of Facility Limit. Borrower may, in its sole discretion for any reason upon at least 10 Business Days' prior written irrevocable notice to the Co-Agents, terminate the Committed Lenders' several Commitments in whole, or, reduce the Facility Limit and the Commitments in part; provided, however that
(a) each such partial reduction will be made ratably amongst the Groups and will be in a minimum amount of $5,000,000 per Group or a higher integral multiple of $1,000,000, (b) no such partial reduction shall reduce any Group's Group Percentage of the Facility Limit below $50,000,000, (c) any partial reduction of the Facility Limit below the aggregate Credit Exposure must be accompanied by a prepayment of the Advances and/or a pledge of cash collateral for the LC Obligations, in an aggregate amount sufficient to eliminate such difference, (d) partial reductions may occur only on Distribution Dates, and (e) in connection with any partial reduction, Borrower, shall comply with Section 3.2(b) and
Section 4.1(b).

Section 2.8 Notes. All Loans from the Lenders in a Group shall be evidenced by a single promissory grid note (each, as amended, modified, extended or replaced from time to time, a "Lender Note") substantially in the form set forth in Exhibit B, with appropriate insertions, payable to the order of the applicable Co-Agent. Borrower hereby irrevocably authorizes each Co-Agent in connection with its Group's Lender Note to make (or cause to be made) appropriate notations on the grid attached to such Lender Note (or on any continuation of such grid, or, in lieu of making notations on such grid or any continuation thereof, at such Co-Agent's option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be rebuttably presumptive evidence of the subject matter thereof, absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any Obligations of Borrower.

                                  ARTICLE III.
                              INTEREST, FEES, ETC.

     Section 3.1 Interest Rates. Borrower hereby promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made until such Loan is paid in full (or, in the case of a CP Loan, refinanced with an Alternative Rate Loan), as follows:

          (a) during each Interest Period applicable to a CP Loan, at a rate per annum equal to the sum of (i) the applicable Conduit Lender's Commercial Paper Rate applicable to such Interest Period, plus (ii) the Applicable Margin;

          (b) during each Interest Period applicable to an Alternative Rate Loan, at a rate per annum equal to the Alternative Rate applicable to such Interest Period; and

          (c)  notwithstanding  the provisions of the preceding  clauses (a) and
     (b), in the event that a Significant Event has occurred and is continuing, at a rate per annum equal to the Default Rate. After the date any principal amount of any Loan is due and payable (whether on the Scheduled Commitment Termination Date, upon acceleration or otherwise) or after any other monetary Obligation of Borrower arising under this Agreement shall become due and payable, Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest) interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate.

No provision of this Agreement or any Lender Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

     Section 3.2 Interest Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a) on each Distribution Date prior to the Commitment Termination Date, for the period since the creation of such Loan (in the case of the first Distribution Date thereafter) or since the prior Distribution Date (in the case of any subsequent Distribution Date);

          (b) on the date of any payment or prepayment (in whole or in part) of principal outstanding in such Loan, on the amount paid or prepaid (it being understood that any prepayment shall be accompanied by any amounts owing under Section 6.2);

          (c) in full, on the Scheduled Commitment Termination Date (whether at scheduled maturity or upon acceleration thereof pursuant to Section 10.3); and

          (d) from and after the Commitment Termination Date, upon demand.

     Section 3.3 Applicable Interest Rates. Each Co-Agent shall from time to time advise Borrower and Servicer whether a Loan is a CP Loan or an Alternative Rate Loan, and of the interest rate applicable to each Interest Period thereof.

     Section 3.4 Fees. Borrower agrees to pay the Agents and the Lenders certain Fees in the amounts and on the dates set forth in the Fee Letters.

     Section 3.5 Computation of Interest and Fees. All interest, Fees and Servicing Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest, Fee or Servicing Fee is payable over a year comprised of 360 days. Each Co-Agent shall provide Borrower with an invoice for accrued and unpaid interest and fees due to such Co-Agent, for the benefit of such

Co-Agent's Group, on each Distribution Date not later than the 5th Business Day prior to such Distribution Date.

                                   ARTICLE IV.
             REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS

     Section 4.1 Repayments and Prepayments. On the Commitment Termination Date, Borrower shall repay in full the unpaid principal amount of the Advances and Cash-Collateralize the LC Obligations in full. Prior thereto, Borrower:

          (a) may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of the Advances, ratably amongst the Groups; provided, however, that, (i) unless otherwise consented to by each of the Co-Agents, all such voluntary prepayments shall require at least two (2) Business Days' (or, in the case of a voluntary prepayment of $10,000,000 or more per Group, at least ten (10) Business Days') prior written notice to the Co-Agents, and (ii) unless otherwise consented to by the Co-Agents, all such voluntary partial prepayments shall be in a minimum amount of $5,000,000 per Group or a larger integral multiple of $500,000 per Group if in excess thereof;

          (b) shall, on each date when any reduction in the Facility Limit becomes effective pursuant to Section 2.6, make a prepayment of the Advances ratably amongst the Groups and/or Cash-Collateralize the LC Obligations, in an aggregate amount equal to the excess, if any, of the Credit Exposure over the Facility Limit as so reduced;

          (c) shall, immediately upon any acceleration of the Scheduled Commitment Termination Date pursuant to Section 10.3, repay all Advances and Cash-Collateralize the LC Obligations, unless, pursuant to Section 10.3.1, only a portion of the Credit Exposure is so accelerated, in which event Borrower shall repay the accelerated portion of the Advances, ratably amongst the Groups and Cash-Collateralize the accelerated portion of the LC Obligations; and

          (d) shall, not later than the next Distribution Date and in any event within two (2) Business Days after discovering that a Borrowing Base Deficit exists, make a prepayment of the Advances, ratably amongst the Groups, and/or Cash-Collateralize the LC Obligations, in an aggregate amount equal to such Borrowing Base Deficit. Each such prepayment of Advances shall be subject to the payment of any amounts required by Section 6.2.

     Section 4.2 Application of Collections.

          (a) All Collections shall be distributed by the Servicer at such times and in the order of priority set forth in this Section 4.2 and shall be paid to the Co-Agents for distribution to the members of each of their respective Groups in accordance with Section 4.3.

          (b) On each Distribution Date prior to the Commitment Termination Date, the Servicer shall distribute from Collections received by Borrower or the Servicer prior to such Distribution Date, the following amounts, without duplication, in the following order of priority:

          first, to the Servicer, to the extent due and owing under this Agreement or any other Transaction Document, the accrued Servicing Fee payable for the prior Calculation Period (plus, if applicable, the amount of Servicing Fee payable for any prior Calculation Period to the extent such amount has not been distributed to Servicer);

          second, to the Co-Agents for distribution to the Lenders in their respective Groups, interest accrued on the Loans made by their respective Groups during the period from the most recent Distribution Date to the current Distribution Date (plus, if applicable, the amount of interest on the Loans made by their respective Groups accrued for any prior period to the extent such amount has not been paid, and to the extent permitted by law, interest thereon);

          third, to the Co-Agents for distribution to the members of their respective Groups, to the extent due and owing under any Transaction Document, all Fees accrued during the prior Calculation Period (plus, if applicable, the amount of Fees accrued for any prior Calculation Period to the extent such amount has not been distributed to the Co-Agents);

          fourth, to the Co-Agents for distribution to the Lenders in their respective Groups, as a repayment of principal of the Advances, ratably amongst the Groups, an aggregate amount equal to the Borrowing Base Deficit, if any;

          fifth, to the Co-Agents for distribution to the members of their respective Groups, to the extent due and owing under this Agreement or any other Transaction Document on such Distribution Date, all other Obligations owed to any Secured Party; and

          sixth, the balance, if any, to Borrower.

          (c) On each Distribution Date on or after the Commitment Termination Date, the Servicer shall distribute from Collections received by Borrower or the Servicer prior to such Distribution Date, the following amounts, without duplication, in the following order of priority:

          first, to the Servicer, to the extent due and owing under this Agreement or any other Transaction Document, the accrued Servicing Fee payable for the prior Calculation Period (plus, if applicable, the amount of Servicing Fee payable for any prior Calculation Period to the extent such amount has not been distributed to Servicer);

          second, to the Co-Agents for distribution to members of their respective Groups, all Obligations other than LC Obligations and other than principal due and owing on the Advances on such Distribution Date;

          third, ratably to the Co-Agents for distribution to the members of their respective Groups, as a repayment of Reimbursement Obligations and principal of the Advances; and

          fourth, to the LC Issuers, ratably in accordance with the Aggregate Face Amount Outstanding of the Letters of Credit issued by them, to Cash-Collateralize the LC Obligations; and

          fifth, once all amounts described in clauses first, second, third and fourth above have been paid in full, the balance, if any, to Borrower.

     Section 4.3 Application of Certain Payments. Each payment of principal of the Advances shall be made ratably amongst the Groups and shall be applied to such Loans made by the members of each Group as Servicer shall direct or, in the absence of such notice or during the existence of a Significant Event or after the Commitment Termination Date, as the applicable Co-Agent shall determine in its discretion. All payments of interest, Fees and other Obligations (other than principal) shall be made ratably amongst the Groups in accordance with their respective pro rata shares thereof.

     Section 4.4 Due Date Extension. If any payment of principal or interest with respect to any Advance or Reimbursement Obligation falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

     Section 4.5 Timing of Payments. All payments of principal of, or interest on, the Advances and of all Fees, and all amounts to be deposited by Borrower or Servicer hereunder, shall be made by Borrower or Servicer, as applicable, no later than 12:00 noon (New York City time), on the day when due in lawful money of the United States of America in immediately available funds to the Co-Agents. Funds received by the Co-Agents after 12:00 noon (New York City time) on the date when due, will be deemed to have been received by them on the next following Business Day.

     Section 4.6 Release of Excess Cash Collateral. If on any Distribution Date prior to the Commitment Termination Date, the balances in the Letter of Credit Collateral Accounts exceed the amount required by this Agreement, unless a Significant Event or Potential Significant Event shall exist and be continuing, the LC Issuers shall release the excess cash collateral to Borrower.

     Section 4.7 Payments Rescission. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to each applicable Co-Agent (for application to the Person or Persons who suffered such rescission, return or refund) or the applicable LC Issuer, as applicable, the full amount thereof, plus, if such amount represented a refund of principal, interest, fees or otherwise, as applicable, with respect thereto from the date of any such rescission, return or refunding.

                                   ARTICLE V.
                                SECURITY INTEREST

     Section 5.1 Grant of Security.

          (a) Borrower hereby assigns and pledges to the Administrative Agent (for the benefit of the Secured Parties), and hereby grants to the Administrative Agent (for the benefit of the Secured Parties) a security interest in all of Borrower's right, title and interest in and to the following, whether now or hereafter existing and wherever located (the "Collateral"):

          (i) all Receivables, Related Security and Receivable Files;

          (ii) all of Borrower's rights, remedies, powers and privileges in respect of the Receivables Sale Agreement, including, without limitation, its rights to receive Purchase Price Credits and indemnity payments thereunder;

          (iii) all of Borrower's rights, remedies, powers and privileges in respect of the Performance Undertaking, including, without limitation, its right to demand performance thereunder;

          (iv) the LockBox Accounts and all funds on deposit therein, together with all certificates and instruments, if any, from time to time evidencing such accounts and funds on deposit; and

          (v) all products and proceeds (including, without limitation, insurance proceeds) of, and additions, improvements and accessions to, and books and records describing or used in connection with, all and any of the property described above.

          (b) This grant of security secures the payment and performance of all Obligations.

          (c) This grant of security shall create a continuing security interest in the Collateral and shall:

          (i) remain in full force and effect until the Administrative Agent's (for the benefit of the Secured Parties) interest in the Collateral shall have been released in accordance with Section 5.4;

          (ii) be binding upon Borrower, its successors, transferees and assigns; and

          (iii) inure, together with the rights and remedies of the Administrative Agent (for the benefit of the Secured Parties) hereunder, to the benefit of the Administrative Agent and each Secured Party and their respective successors, transferees and assigns.

     Section 5.2 Administrative Agent Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints the Administrative Agent (for the benefit of the Secured Parties) as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Administrative Agent's discretion, after the occurrence and during the continuation of a Significant Event to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of the Transaction Documents, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

          (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent (for the benefit of the Secured Parties) with respect to any of the Collateral;

          (d) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder; and

          (e) to perform the affirmative obligations of Borrower under the Transaction Documents. The Administrative Agent agrees to give Borrower, Servicer and the Co-Agents prior written notice of the taking of any such action, but the failure to give such notice shall not affect the rights, power or authority of the Administrative Agent with respect thereto.
     Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.2 is irrevocable and coupled with an interest.

     Section 5.3 Administrative Agent May Perform. If Borrower fails to perform any agreement contained herein, the Administrative Agent (for the benefit of the Secured Parties) may itself perform, or cause performance of such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Borrower.

     Section 5.4 Release of Collateral. The Administrative Agent's (for the benefit of the Secured Parties) right, title and interest in the Collateral shall be released effective on the date occurring after the Commitment Termination Date on which all Obligations shall have been finally and fully paid and performed.

                                  ARTICLE VI.
                              INCREASED COSTS, ETC.

     Section 6.1 Increased Costs. If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the date hereof:

          (a) shall subject any Affected Party to any tax, duty or other charge with respect to any Loan made or funded by it, or shall change the basis of taxation of payments to such Affected Party of the principal of or interest on any Loan owed to or funded by it or any other amounts due under this Agreement in respect of any Loan made or funded by it (other than Excluded Taxes); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

          (c) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party (including, without limitation, because the assets and liabilities of any Conduit Lender are required to be consolidated with those of any other Affected Party under applicable accounting principles); or

          (d) shall impose on any Affected Party any other condition affecting any Loan made or funded, or Letter of Credit issued, by any Affected Party;

and the result of any of the foregoing is to (i) increase the cost to or to impose a cost on (A) an Affected Party issuing, funding, making or maintaining any Letter of Credit or Loan (including extensions of credit under any Liquidity Agreement or any other applicable Support Agreement, or any commitment of such Affected Party with respect to any of the foregoing), or (B) any Co-Agent for continuing its or Borrower's relationship with a Conduit Lender, (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, the applicable Lender Note, the applicable Liquidity Agreement or other applicable Support Agreement with respect thereto, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder, or under the applicable Liquidity Agreement or other applicable Support Agreement, as applicable, or arising in connection herewith or therewith to a level below that which such Affected Party could otherwise have achieved, then after demand by such Affected Party to Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), Borrower shall pay such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive evidence of the subject matter thereof.

     If the assets and liabilities of any Conduit Lender are required to be consolidated with those of any other Affected Party under applicable accounting principles or the capitalization of such Conduit Lender is required to be increased in order to avoid such consolidation (either of the foregoing Conduit Lenders, an "Impacted Conduit") and such Impacted Conduit's Co-Agent administers another multi-seller commercial paper conduit which is not required to be so consolidated or re-capitalized, such Co-Agent and such Impacted Conduit will make all reasonable efforts to promptly substitute such other multi-seller commercial paper conduit for the Impacted Conduit under this Agreement, and each of the other parties hereto hereby agrees to execute such amendments and consents as may be reasonably necessary to give effect to such substitution. If there is only one Impacted Conduit, Borrower shall have the right to require the members of the Group including such Impacted Conduit to assign their respective positions to another multi-seller commercial paper conduit that will not be an Impacted Conduit and its liquidity providers, and such Impacted Conduit agrees to enter into such assignment. Lastly, in the event that any of the Conduit Lenders becomes an Impacted Conduit, each of the Conduit Lenders hereby agrees that in no event will the additional amounts payable under this Section 6.1 as a result of such event cause the aggregate amount of interest and Fees that would be payable to such Impacted Conduit to exceed the amount of interest and Fees that would have been payable if such Impacted Conduit's Loans had been funded by its Committed Lender at an Alternative Rate.

     Section 6.2 Broken Funding Costs. Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a written statement setting forth in reasonable detail the basis for the calculations of the amount being claimed), Borrower will indemnify such Affected Party against any Broken Funding Costs. Such written statement shall, in the absence of manifest error, be conclusive evidence of the subject matter thereof.

     Section 6.3 Withholding Taxes.

          (a) All payments made by Borrower hereunder (or by Servicer, on behalf of Borrower, hereunder) shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Covered Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental
Authority or other taxing authority. If any Covered Taxes are required to be withheld from any amounts payable to any of the Agents, LC Issuers or Lenders, the amounts so payable to such Agent, LC Issuer or Lender shall be increased to the extent necessary to yield to such Agent, LC Issuer or Lender (after payment of all such Covered Taxes) all such amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Covered Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to the applicable Agent, LC Issuer or Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the applicable Agent, LC Issuer or Lender the required documentary evidence, Borrower shall indemnify such Agent, LC Issuer and Lender for such Covered Taxes and any incremental taxes that may become payable by such Agent, LC Issuer or Lender as a result of any such failure.

          (b) At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of any LC Issuer or Lender, if an LC Issuer or a Lender is not incorporated under the laws of the United States, such

   LC Issuer or Lender agrees to deliver to each of Borrower, the applicable Co-Agent and the Administrative Agent two (2) duly completed copies of (i) United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), or other forms or certifications reasonably requested by
Borrower,   applicable  Co-Agent  or  Administrative   Agent,  pursuant  to  the
regulations promulgated under Section 1441 of the Code or other IRS publications, certifying that such LC Issuer or Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes or (ii) United States Internal Revenue Service Form W-8 or W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax. Each applicable LC Issuer or Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by any Agent or Borrower. If any LC Issuer or Lender does not deliver the forms described in this Section 6.3(b), Borrower shall have no obligations under Section 6.3(a) with respect to United States federal income taxes on such payment, and Borrower or the applicable Agent shall withhold United States federal income taxes from any payments made hereunder at the statutory rate applicable to payments made to LC Issuer or Lender. Each Lender and LC Issuer agrees to indemnify and hold Borrower and the Agents harmless for any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Borrower or any of the Agents as a result of either (x) such Lender's or LC Issuer's failure to submit any form required to be provided pursuant to this Section 6.3(b) or (y) Borrower's or such Agent's reliance on any form that such Lender or LC Issuer has provided pursuant to this
Section 6.3(b).

                                  ARTICLE VII.
                             CONDITIONS TO BORROWING

     Section 7.1 Initial Loan. The making of the initial Advance hereunder is subject to the conditions precedent that the Administrative Agent shall have received all of the following, each duly executed and dated the date of such Advance (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Agents:

          7.1.1 Resolutions. Certified copies of resolutions of the Board of Directors of Borrower, the Performance Guarantor and each of the Sellers authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its Organizational Documents.

          7.1.2 Consents, etc. Certified copies of all documents evidencing any necessary consents and governmental approvals (if any) with respect to the Transaction Documents.

          7.1.3 Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of Borrower, Servicer, the Performance Guarantor and each Seller certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.

          7.1.4 Good Standing Certificates. Good standing certificates for Borrower, Servicer, the Performance Guarantor and each Seller issued as of a recent date acceptable to the Administrative Agent by (a) the Secretary of State of the jurisdiction of such Person's organization, and (b) the Secretary of State of the jurisdiction where such Person's chief executive office and principal place of business are located.

          7.1.5 Financing  Statements.  (i) Proper  financing  statements  (Form
     UCC-1),   filed   on  or  prior   to  the   date  of  the   initial   Loan,
      naming Borrower as debtor and the Administrative Agent
     (for the benefit of the Secured Parties) as the secured party as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC to perfect the Administrative Agent's (for the benefit of the Secured Parties) security interest in the Collateral, (ii) proper financing statements, filed on or prior to the date of the initial Advance, naming each Seller, as seller/debtor, Borrower as purchaser/secured party and the Administrative Agent as assignee as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC to perfect Borrower's ownership interest in the Receivables, and (iii) authorized copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all liens and other Adverse Claims of any Person in the Collateral granted by Borrower or any Seller.

               7.1.6 Search Reports. A written search report provided to the Administrative Agent by a search service acceptable to the Administrative Agent listing all effective financing statements that name Borrower or any Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to Section
          7.1.5 above and in such other jurisdictions that the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or interests therein or proceeds of any thereof), and tax and judgment lien search reports from a Person satisfactory to the Administrative Agent showing no evidence of such lien filed against Borrower or any Seller.

               7.1.7 Fee Letters; Payment of Fees. The Fee Letters, together with all outstanding Fees payable pursuant to the Fee Letters.

               7.1.8 Receivables Sale Agreement. (i) Duly executed and delivered counterparts of each of the Receivables Sale Agreement and all documents, agreements and instruments contemplated thereby, and (ii) evidence that each of the conditions precedent to the execution and delivery of the Receivables Sale Agreement has been satisfied to the Agents' satisfaction, and that the initial assignments and transfers under the Receivables Sale Agreement have been consummated.

               7.1.9 Opinions of Counsel. Opinions of counsel to Borrower, Servicer, the Performance Guarantor and each Seller in form and substance satisfactory to the Agents.

               7.1.10 Lender Notes. Each of the Lender Notes, duly executed by Borrower in favor of a Co-Agent.


               7.1.11 Borrowing Base Certificate. A Borrowing Base Certificate, duly executed by an authorized Senior Executive of Servicer on Borrower's behalf showing a calculation of the Borrowing Base as of November 30, 2002.

               7.1.12 Lock Box Account Agreements. The Lock Box Agreements with respect to each of the LockBox Accounts in the United States, duly executed by all of the parties thereto, and a letter agreement regarding post-closing documentation of a charge on the LockBox Account at Wachovia Bank, National Association, in London, England.

               7.1.13  Releases.   Releases  and  termination   statements  duly
          executed by each Person, other than Borrower, that has an interest in the Receivables.

               7.1.14 Performance Undertaking. The Performance Undertaking, duly executed by the Performance Guarantor.


               7.1.15 Other. Such other documents, certificates and opinions as any of the Agents may reasonably request.


     Section 7.2 All Advances. The making of each Advance, including without limitation, the initial Advance, is subject to them conditions precedent that:

               7.2.1 No Default, etc. (i) No Significant Event or Unmatured Significant Event has occurred and is continuing or will result from the making of such Advance, (ii) the representations and warranties of Borrower contained in Article VIII are true and correct as of the date of such requested Advance, with the same effect as though made on the date of such Advance, and (iii) after giving effect to such Advance, the aggregate unpaid balance of the Advances will not exceed the Borrowing Base or the Facility Limit. By making a Borrowing Request, Borrower shall be deemed to have represented and warranted that items
          (i), (ii) and (iii) in the preceding sentence are true and correct.

               7.2.2 Borrowing Request, etc. The Agents shall have received a Borrowing Request for such Advance in accordance with Section 2.2, together with all items required to be delivered in connection therewith.

               7.2.3 Commitment Termination Date. The Commitment Termination Date shall not have occurred.

               7.2.4 Accounts. Each of the LockBox Accounts shall have been transferred into Borrower's name . The LockBox Accounts shall be subject to valid and perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties.

                                 ARTICLE VIII.
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the LC Issuers and the Agents to enter into this Agreement and, in the case of a Lender or LC Issuer, to make Loans or issue Letters of Credit hereunder, Borrower hereby represents and warrants to the Agents, the LC Issuers and the Lenders as to itself as follows, and Bowater hereby represents and warrants to the Agents, the LC Issuers and the Lenders as to itself as follows:

     Section 8.1 Existence and Power. Each of Bowater and Borrower is a corporation duly organized under the laws of the State of Delaware, and is validly existing and in good standing under the laws of its state of organization and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

     Section 8.2 Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by each of Bowater and Borrower of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and Borrower's use of the proceeds of the Loans made hereunder, are within its powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Bowater or Borrower is a party has been duly executed and delivered by Bowater or Borrower, as the case may be.

     Section 8.3 No Conflict. The execution and delivery by each of Borrower and Bowater of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets (except as created under the Transaction Documents) except, in any case set forth in (i) - (iv) above, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     Section 8.4 Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Bowater or Borrower of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

     Section  8.5  Actions,   Suits.   There  is  no  litigation,   arbitration,
governmental investigation, proceeding or inquiry pending or, to the knowledge of any of Bowater's or Borrower's Senior Executives, threatened against or affecting Bowater or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making or repayment of any Loans.

     Section 8.6 Binding Effect. This Agreement and each other Transaction Document to which Bowater or Borrower is a party constitute the legal, valid and binding obligations of Bowater or Borrower, as the case may be, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 8.7 Accuracy of Information. All written representations, warranties, reports or certificates of any of its Senior Executives heretofore furnished by Bowater or Borrower for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby are, and all such written representations, warranties, reports or certificates hereafter furnished by Bowater or Borrower shall be, complete and correct and fairly present the information contained therein as of the date such information is certified and do not and will not contain any material misstatement of fact as of such date or omit to state a material fact or any fact necessary to make the information contained therein taken as a whole with all other verbal and written information provided by Senior Executives as of such date, not misleading. To the best of its knowledge, all verbal information heretofore furnished by any Senior Executive of Bowater or Borrower for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby was, and all such verbal information hereafter furnished by Bowater or Borrower shall be, complete and correct as of the date such information is furnished and does not and will not contain any material misstatement of fact as of such date or omit to state a material fact or any fact necessary to make such information taken as a whole with all other verbal and written information provided by Senior Executives as of such date, not misleading.

Section 8.8 Margin Regulations; Use of Proceeds. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time. No portion of the proceeds of any Loan hereunder will be used for a purpose that violates, or would be inconsistent with, any other law, rule or regulation applicable to Borrower.

     Section 8.9 Good Title. Borrower, upon each Transfer pursuant to the Receivables Sale Agreement, is the legal and beneficial owner of the Receivables and the Related Security with respect thereto, or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect Borrower's ownership interest in each such Receivable, its Collections and the Related Security.

     Section 8.10 Perfection. This Agreement is effective to create a valid security interest in the Collateral in favor of the Administrative Agent, for the benefit of the Secured

Parties. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's security interest, for the benefit of the Secured Parties, in the Collateral. The Collateral is free of any Adverse Claim except as created under the Transaction Documents.

     Section 8.11 Places of Business and Locations of Records. The principal place of business and chief executive office of each of Borrower and Servicer is located at its address referred to on Schedule 15.3 to this Agreement (or at such other locations, notified to the Administrative Agent in jurisdictions where all action required to perfect or maintain the perfection of the Administrative Agent's security interest in Collateral has been taken). Borrower's Federal Employer Identification Number is 42-1560549, and its Delaware organizational identification number is 3594632.

     Section 8.12 Accounts.  Borrower  represents and warrants that (a) Schedule
8.12 hereto is a complete and accurate listing, as of the Closing Date, of the LockBoxes and LockBox Accounts, and (b) each of the LockBox Accounts has been established in, or transferred into, Borrower's name. Neither Servicer nor Borrower has granted any interest in any LockBox or LockBox Account to any Person other than the Administrative Agent, and the Administrative Agent has exclusive control of the LockBox Accounts, subject to the Servicer's right of access to such accounts as provided herein and in the applicable LockBox Agreements.

     Section 8.13 No Material Adverse Effect. There has been no Material Adverse Effect since the last day of its fiscal year as to which financial statements have most recently been delivered pursuant to Section 9.1.5(a).

     Section 8.14 Names. The name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of the State of Delaware. Borrower has not used any legal name, trade name or assumed name other than the name in which it has executed this Agreement.

     Section 8.15 Ownership of Borrower; No Subsidiaries. All of the issued and outstanding equity interests of Borrower are owned beneficially and of record by BAI, free and clear of any Adverse Claim. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Borrower. Borrower has no Subsidiaries.

     Section 8.16 Not a Holding Company or an Investment Company. Neither Borrower nor Servicer is a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Neither Borrower nor Servicer is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

     Section 8.17 Compliance with Credit and Collection Policy. Each of Borrower and Bowater has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract. No change has been made in or amendment to the Credit and Collection Policy, except (i) to the extent such change or amendment would not be reasonably likely to materially and adversely affect the collectibility of Receivables or to materially decrease the credit quality of any newly created Receivables or (ii) to the extent such change or amendment has been consented to by Borrower and the Co-Agents.

     Section 8.18 Solvency. Both before and after giving effect to each Advance, Borrower is Solvent.


     Section  8.19  Eligible  Receivables.   Each  Receivable  included  in  the
Borrowing Base is an Eligible Receivable as of the date of (a) any Borrowing Base Certificate, and (b) any Monthly Report.

     Section 8.20 Sales by BAI. Each sale of Receivables by BAI to Borrower shall have been effected under, and in accordance with the terms of, the Receivables Sale Agreement, including the payment by Borrower to BAI of an amount equal to the purchase price therefor as described in the Receivables Sale Agreement, and each such sale shall have been made for "reasonably equivalent value" (as such term is used under ss. 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used under ss. 547 of the Bankruptcy Code) owed by Borrower to BAI.

                                  ARTICLE IX.
                       COVENANTS OF BORROWER AND SERVICER

     Section 9.1 Affirmative Covenants. From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, each of Borrower and Servicer hereby covenants and agrees with the Agents, the LC Issuers and the Lenders as to itself, as follows:

          9.1.1 Compliance with Laws, Etc. Each of Borrower and Servicer will comply in all material respects with all applicable laws, rules, regulations and orders of all governmental authorities (including those which relate to the Receivables).

          9.1.2 Preservation of Legal Existence. Each of Borrower and Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

          9.1.3 Performance and Compliance with Receivables. Each of Borrower and Servicer will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables.

          9.1.4 Credit and Collection Policy. Each of Borrower and Servicer will
     comply    in    all    material    respects    with    the    Credit    and
     Collection Policy.

          9.1.5 Reporting Requirements. Each of Borrower and Servicer will furnish to the Co-Agents for distribution to the members of its Group:

                (a) Financial Statements.

          (i) within 140 days after the close of each of its fiscal years, (A) a copy of the unaudited balance sheet of Borrower, in each case, as at the end of such year, together with the related statement of earnings for such year, certified by the chief executive officer, chief financial officer or controller of Borrower (which certification shall state that such balance sheet and statement or earnings fairly present the financial condition and results of operations for such year in accordance with GAAP except for the absence of footnotes), and (B) a certificate of such officer stating that such officer has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such officer, such a Significant Event or Unmatured Significant Event has occurred and is continuing, a statement as to the nature thereof;

          (ii) within 120 days after the close of each of its fiscal years, an audit report (with all amounts stated in Dollars), which is unqualified as to scope and going concern, certified by independent certified public accountants of recognized national standing or otherwise reasonably acceptable to the Administrative Agent, prepared in accordance with GAAP on a consolidated basis for Bowater and the consolidated Subsidiaries, including a consolidated balance sheet and the related consolidated statements of income, cash flows and statements of changes in common shareholders' equity, setting forth in each case in comparative form the figures for such fiscal year and the previous fiscal year; provided that delivery of a copy of Bowater's Forms 10-K filed with the Securities and Exchange Commission for such fiscal year shall constitute compliance with this requirement; and

          (iii) within 60 days after the close of the first three quarterly periods of each of its fiscal years, for Bowater and the Consolidated Subsidiaries, (A) an unaudited consolidated balance sheet as at the close of each such period and a consolidated income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of Sellers previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with GAAP and consistency by a Financial Officer of Bowater; provided that delivery of a copy of Bowater's Forms 10-Q filed with the Securities and Exchange Commission for such fiscal quarter shall constitute compliance with this requirement, and (B) a certificate of such Financial Officer of Bowater to the effect that no Significant Event or Unmatured Significant Event has occurred and is continuing.

                (b) Monthly Reports and Borrowing Base Certificates.

          (i) On or before the second Business Day preceding each Distribution Date, Servicer shall prepare and deliver to each of the Co-Agents for distribution to the members of its Group a Monthly Report, as of the last day of the most recent Calculation Period, signed by an authorized Senior Executive of Servicer; and

          (ii) At any time while Bowater's unsecured senior debt is Split-Rated (unless Servicer provides such Borrowing Base Certificate weekly as provided in clause (iii) below, which it may do at its election), on or before the 5th Business Day following the 15th day of each month hereafter, Servicer shall prepare and deliver to each of the Co-Agents for distribution to the members of its Group, a Borrowing Base Certificate as of the most recent Calculation Date, signed by an authorized Senior Executive of Servicer.

          (iii) At any time while Bowater's unsecured senior debt is rated both "B+" or less by S&P and "B1" or less by Moody's, or Servicer elects to provide weekly Borrowing Base Certificates as provided in clause (ii) above, on or before Wednesday of each week thereafter (or if any such day is not a Business Day, the next succeeding Business Day), Servicer shall prepare and deliver to each of the Co-Agents for distribution to the members of its Group, a Borrowing Base Certificate as of the most recent Calculation Date, signed by an authorized Senior Executive of Servicer.

               (c) Significant Events As soon as possible but in any event within two (2) Business Days after any Senior Executive of Borrower or Servicer becomes aware of the occurrence of a Significant Event or an Unmatured Significant Event, Borrower or Servicer, as the case may be, will deliver to the Agents for distribution to the Lenders and LC Issuers an officer's certificate of Borrower setting forth details of such event and the action that Borrower or Servicer, as the case may be, proposes to take with respect thereto.

               (d) Servicing Certificate Servicer shall deliver, or cause to be delivered, to the Administrative Agent for distribution to the Co-Agents, on or before the date that is 120 days after the end of each year, a certificate signed by any Senior Executive of Servicer, dated as of the last day of the preceding year, stating that (a) a review of the activities of Servicer during the preceding 12-month period and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, Servicer has fulfilled its obligations under the Agreement throughout such year and has complied in all material respects with the Credit and Collection Policy, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

               (e) Procedures Review. In connection with an inspection permitted under Section 9.1.11, within ten (10) Business Days after receipt of written request therefor, information reasonably required to generate a report which reasonably satisfies the requirements set forth on Schedule 9.1.5 (each such report, a "Procedures Review"), it being acknowledged and agreed that the information provided in connection with the pre-closing review of Bowater and its subsidiaries reasonably satisfied the requirements of such a Procedures Review (except for those relating to corporate formality as specified in part V(d) of Schedule 9.1.5).

               (f) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Receivables or the condition or operations, financial or otherwise, of Borrower or any Seller as any of the Agents may from time to time reasonably request in order to protect the interests of the Administrative Agent, on behalf of the Secured Parties, under or as contemplated by this Agreement or the other Transaction Documents.

          9.1.6 Use of Proceeds. Borrower will use the proceeds of the Loans made hereunder solely in connection with the acquisition or funding of Receivables, to repay the Subordinated Loans, to make Demand Loans and to make dividends in accordance with applicable corporate law and this Agreement.

          9.1.7 Separate Legal Entity. Borrower hereby acknowledges that the Lenders, the LC Issuers and the Agents are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Borrower's identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, Borrower shall take all reasonable steps to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any Seller or other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1.2, Borrower shall take such actions as shall be required in order that:

          (a) Borrower will be a limited purpose company whose primary activities are restricted in its certificate of organization to owning the Receivables and Related Security and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (b) Not less than one member of Borrower's Board of Directors (each, an "Independent Director") shall be an individual who is not, and during the past five (5) years has not been, a director, officer, employee or 5% beneficial owner of the outstanding common stock of any Person or entity beneficially owning any outstanding shares of common stock of Bowater or any Affiliate thereof; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Director solely because such individual serves or has served in the capacity of an "independent director" or similar capacity for special purpose entities formed by Bowater or any of its Affiliates. The certificate of organization of Borrower shall provide that (i) the Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Borrower unless the Independent Directors shall approve the taking of

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

     such action in writing prior to the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Directors;

          (c) Any employee, consultant or agent of Borrower will be compensated from funds of Borrower, as appropriate, for services provided to Borrower;

          (d) Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; Borrower's operating expenses will not be paid by any other Person except as permitted under the terms of this Agreement or otherwise consented to by the Agents;

          (e) Borrower's books and records will be maintained separately from those of any other Person;

          (f) All audited financial statements of any Person that are consolidated to include Borrower will contain detailed notes clearly stating that (A) all of Borrower's assets are owned by Borrower, and (B) Borrower is a separate legal entity;

          (g) Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

          (h) Borrower will strictly observe corporate formalities in its dealings with all other Persons, and funds or other assets of Borrower will not be commingled with those of any other Person except for such commingling as is permitted pursuant to Section 11.2.3(d);

          (i) Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person; and

          (j) Any Person that renders or otherwise furnishes services to Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. Borrower will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person.

     9.1.8 Adverse Claims on Receivables. Each of Borrower and Servicer will, and will require each Seller to, defend each Receivable against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Administrative Agent's security interest, on behalf of the Secured Parties.

     9.1.9 Further Assurances. At its expense, each of Borrower and Servicer will perform all acts and execute all documents reasonably requested by any of the Agents at any time to evidence, perfect, maintain and enforce the title or the security interest of the Administrative Agent, on behalf of the Secured Parties, in the Receivables and the priority thereof. Each of Borrower and Servicer will, at the reasonable request of any of the Agents, execute and deliver financing statements relating to or covering the Collateral and, where permitted by law, Borrower shall authorize the Administrative Agent to file one or more financing statements without Borrower's signature. Borrower shall, and shall cause each Seller to, mark its master data processing records relating to the Receivables with a legend stating that "The accounts receivable of Bowater Incorporated and Bowater America Inc. reflected herein have been sold or contributed, directly or indirectly, to Bowater Funding Inc. (`SPC'), and a security interest in such receivables has been granted by SPC to SunTrust Capital Markets, Inc., as administrative agent for various parties".

     9.1.10 Servicing. Servicer shall (a) take all commercially reasonable steps to (i) prevent or minimize any loss being realized on a Receivable and (ii) recover the full amount of such loss, and (b) follow such practices and procedures for servicing the Receivables, in accordance with the Credit and Collection Policy, as would be customary and usual for a prudent servicer under similar circumstances, including using reasonable efforts to realize upon any recourse to the Obligors.

     9.1.11 Inspection. Each of Borrower and Servicer shall permit the Agents, the LC Issuers, the Lenders and their duly authorized representatives, attorneys or auditors to inspect the Receivables, the Receivable Files, Documents and the related accounts, records and computer systems, software and programs used or maintained by Borrower or Servicer at such times as any Agent may reasonably request; provided, however, that, prior to a Bowater Downgrade and in the absence of a Significant Event, Borrower and its Affiliates will only be required to pay for the first such inspection by any or all of the Agents, the LC Issuers, the Lenders and their duly authorized representatives, attorneys or auditors in any calendar year, and provided further, in the event of a Bowater Downgrade, Borrower and its Affiliates shall only be required to pay for the first two (2) such examinations by any or all of the Agents, the LC Issuers, the Lenders and their duly authorized representatives, attorneys or auditors in any calendar year, and provided further, that from and after the occurrence of a Significant Event, Borrower and its Affiliates shall be responsible to pay for, and the Administrative Agent (or its representatives) shall be entitled to conduct, as many examinations as the Administrative Agent may deem necessary or appropriate to protect the interests of the Secured Parties. Upon instructions from any of the Agents, each of Borrower and Servicer shall release any document in its possession related to any Receivable (other than confidential financial


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

information of the related Obligor which Borrower and Servicer are not authorized to disclose) to such Agent, as the case may be, or to the Servicer, if requested by any of the Agents.

     9.1.12 Cooperation. Each of Borrower and Servicer shall provide such cooperation, information and assistance, and prepare and supply the Agents with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by Borrower and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by any of the Agents from time to time.

     9.1.13 Facility. Servicer shall maintain its facility from which it services the Receivables in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as Servicer may select from time to time. Servicer shall make all property tax payments, lease payments and all other payments with respect to such facility. Servicer shall, in connection with any inspection under Section 9.1.11 and at all times following the occurrence and during the continuance of any Significant Event, (i) ensure that the Agents shall have complete and unrestricted access, at Servicer's expense, to such facility and all computers and other systems relating to the servicing of the Receivables and all persons employed at such facility, (ii) use its best efforts to retain employees based at such facility to provide assistance to the Administrative Agent and (iii) continue to store on a daily basis all back-up files relating to the Receivables and the servicing of the Receivables at Servicer's facilities, or such other storage facility of similar quality, security and safety as Servicer may select from time to time, in the case of each of clauses (i), (ii) and (iii) until the receipt of all Collections in respect of all Receivables or all Receivables have been written off in accordance with the Credit and Collection Policy.

     9.1.14 Accounts. Borrower shall not maintain any bank accounts other than the accounts described on Schedule 8.12. Except as set forth in the last sentence of Section 11.2.3(b), neither Borrower nor Servicer shall make, nor will either of them permit any Seller to make, any change in its instructions to Obligors regarding payments to be made to a LockBox. Neither Borrower nor Servicer will, nor will either of them permit any Seller to add any LockBox Account Bank or Lock Box Account to those listed on Schedule 8.12 unless the Administrative Agent shall have consented thereto and received a copy of any new duly executed LockBox Account Agreement. Neither Borrower nor Servicer will, nor will either of them permit any Seller to, change any LockBox Account Bank or close any LockBox or LockBox Account unless the Administrative Agent shall have received at least thirty (30) days' prior notice of such termination and (i) in the case of a closed LockBox, all applicable Obligors have been notified to make payments to another LockBox that clears through a LockBox Account which is subject to a LockBox Account Agreement, or (ii) in the case of termination of a LockBox Bank or closing of a LockBox Account, a new LockBox Account Agreement is entered into with respect to any new or replacement LockBox Account or LockBox Account Bank.

     Section 9.2 Negative Covenants. From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally

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

and fully paid and performed, each of Borrower and Servicer hereby covenants and agrees as to itself as follows:

          9.2.1 Sales, Liens, Etc. Except pursuant to, or as contemplated by, the Transaction Documents, Borrower shall not (and shall not permit Servicer, acting on Borrower's behalf to) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or involuntarily any Adverse Claims upon or with respect to any of Borrower's assets, including, without limitation, the Collateral, any interest therein or any right to receive any amount from or in respect thereof.

          9.2.2 Mergers, Acquisitions, Sales, Subsidiaries, etc. Borrower shall not:

          (a) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;

          (b) make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;

          (c) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

          (d) enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

          9.2.3 Change in Business; Change in Credit and Collection Policy. Borrower will not make any change in the character of its business. Neither Borrower nor Bowater will make any change in the Credit and Collection Policy except (i) to the extent such change or amendment would not be reasonably likely to materially and adversely affect the collectibility of Receivables or to materially decrease the credit quality of any newly created Receivables or (ii) to the extent such change or amendment has been consented to by Borrower and the Co-Agents.

          9.2.4 Other Debt. Borrower will not incur any Debt to any Person other than pursuant to the Transaction Documents.

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

          9.2.5   Organizational   Documents.   Borrower  shall  not  amend  its
     Organizational Documents.

          9.2.6 Jurisdiction of Organization; Location of Records. Borrower shall not change its jurisdiction of organization or permit the documents and records evidencing the Receivables to be moved unless (i) Borrower or Servicer, as the case may be, shall have given to the Administrative Agent prior written notice thereof, clearly describing the new location, and (ii) Borrower shall have taken such action, satisfactory to the Administrative Agent, to maintain the title or ownership of Borrower and any security interest of the Administrative Agent, for the benefit of the Secured Parties) in the Collateral at all times fully perfected and in full force and effect. Servicer shall not, in any event, move the location where it conducts the servicing and collection of the Receivables from the address referred to on Schedule 15.3 to this Agreement, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

          9.2.7 Financing Statements. Borrower shall not execute any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Receivables other than the financing statements described in Section 7.1.5.

          9.2.8 Business Restrictions. Borrower shall not (i) engage in any business other than the acquisition, financing and collection of Receivables and other Collateral, (ii) engage in any transactions or be a party to any documents, agreements or instruments, other than the Transaction Documents and those incidental to the purposes thereof, or
     (iii) incur any trade payables (other than for professional fees incurred in the ordinary course of business) or other liabilities not constituting Debt permitted under Section 9.2.4 if the aggregate outstanding balance of such trade payables and other liabilities would at any time exceed $10,749, provided, however, that the foregoing will not restrict Borrower's ability to pay servicing compensation as provided herein, and, provided, further, that so long as no Significant Event or Unmatured Significant Event shall have occurred and be continuing and Borrower's Net Worth, after giving effect thereto, is at least $2,000,000, Borrower shall be permitted to (a) pay amounts due on the Subordinated Note, (b) make distributions to its equity owners to the extent permitted by applicable law and this Agreement, and (c) make Demand Loans to Bowater and BAI.

          9.2.9 Other Agreements; Performance Undertaking. Borrower will not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under any of the foregoing or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of each of the Agents.

                                   ARTICLE X.
                       SIGNIFICANT EVENTS AND THEIR EFFECT

     Section 10.1 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:


          10.1.1 Non-Payment of Loans, Etc. (a) Borrower shall fail to make any payment of any principal of any Loan when due and such failure shall continue for one (1) Business Day, or (b) Borrower shall fail to make any payment of any interest on any other Obligation payable by Borrower hereunder or under the other Transaction Documents, including, without limitation, any interest, Fees and Indemnified Amounts, or shall fail to make any deposit required to be made hereunder when due and, in each of the foregoing cases in this clause (b), such failure shall continue for three
     (3) Business Days.

          10.1.2 Non-Compliance with Other Provisions. Borrower shall:


          (a) fail to perform or observe any covenant contained in Section 9.2 of this Agreement and such failure shall remain unremedied (A) past the next Distribution Date, or, if earlier, (B) more than two (2) Business Days after the earlier to occur of (i) any Senior Executive of Borrower having knowledge thereof and (ii) any Senior Executive of Borrower having knowledge thereof, or

          (b) fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and, except as provided in Section 10.2.2, any such failure shall remain unremedied for thirty (30) days after any Senior Executive of Borrower having received written notice thereof from any of the Agents.

          10.1.3 Breach of Representations and Warranties. Any representation, warranty, certification or statement made by Borrower in this Agreement, any other Transaction Document to which Borrower is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

          10.1.4 Bankruptcy. An Event of Bankruptcy shall have occurred and remained continuing with respect to Borrower, Servicer or Performance Guarantor.

          10.1.5 Tax and ERISA Liens. The Internal Revenue Service shall file notice of a lien pursuant to ss. 6323 of the Internal Revenue Code with regard to any of the assets of Borrower or the Pension Benefit Guaranty Corporation shall file a notice of lien pursuant to ss. 4068 of ERISA, with regard to any assets of Borrower, and in either of the foregoing cases, such lien shall not have been released within fifteen (15) Business Days.

          Section  10.2  Amortization   Events.  Each  of  the  following  shall
     constitute an "Amortization Event" under this Agreement:


          10.2.1 Servicer Event of Default. A Servicer Event of Default shall have occurred and remained continuing.


          10.2.2 Collateral Reporting. Borrower and Servicer shall fail to deliver any Borrowing Base Certificate or Monthly Report within 1 Business Day after the same is due and notification is provided by any Co-Agent or in any event within 2 Business Days after the same is due.

          10.2.3 Borrowing Base Deficit. A Borrowing Base Deficit shall exist and such condition shall continue unremedied until the earlier to occur of the next Distribution Date and the second Business Day after such Borrowing Base Deficit arose.

          10.2.4 Default Ratio. The Default Ratio shall equal or exceed 2.38% on a rolling three-month average basis.

          10.2.5 Dilution Ratio. The Dilution Ratio shall equal or exceed 4.12% on a rolling three-month average basis.

          10.2.6 Delinquency Ratio. The Delinquency Ratio shall equal or exceed 2.24% on a rolling three-month average basis.

          10.2.7 Event of Default. An Event of Default shall have occurred and be continuing.

          10.2.8 Validity of Transaction Documents. (a) Any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower, Servicer or any Seller party to such Transaction Document, (b) Borrower, any Seller or Servicer shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (c) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest.

          10.2.9 Termination Date. The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur. -

          10.2.10 Performance Undertaking. Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

          10.2.11 Change of Control. Bowater shall cease to own, directly or indirectly, 100% of the outstanding voting stock of BAI, or BAI shall cease to own 100% of the outstanding voting stock of Borrower.

         Section 10.3 Effect of Significant Event.

          10.3.1 Optional Termination. Upon the occurrence and during the continuance of a Significant Event (other than an Event of Default described in Section 10.1.4), the Administrative Agent may, and shall at the direction of any Co-Agent, by notice to Borrower and the Co-Agents (a copy of which shall be promptly forwarded by each of the Co-Agents to each applicable Rating Agency), declare all or any portion of the Obligations to be due and payable, the LC Issuers' several obligations to issue Letter of Credit to be terminated and/or the Commitments of the Committed Lenders to make Loans (if not theretofore terminated) to be terminated by declaring the Commitment Termination Date to have occurred, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

          10.3.2 Automatic Termination. Upon the occurrence of an Event of Default described in Section 10.1.4, the Commitment Termination Date shall be deemed to have occurred automatically, and all Obligations shall become immediately and automatically due and payable, all without presentment, demand, protest, or notice of any kind.

          10.3.3 Notice to Rating Agencies. Each Co-Agent shall notify each applicable Rating Agency of the occurrence of any continuing Significant Event, promptly following its actual knowledge thereof.

          10.3.4 Cash-Collateralization of LC Obligations. Upon acceleration of the LC Obligations pursuant to Section 10.3.1 or Section 10.3.2, Borrower shall be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the LC Issuers, an amount equal to all Reimbursement Obligations then outstanding, together with accrued and unpaid interest and L/C Fees thereon, and to deposit into the Letter of Credit Collateral Accounts an aggregate amount equal to the Aggregate Face Amount Outstanding, together with an amount equal to the L/C Fees that will accrue thereon through the expiry date of each Letter of Credit. Each LC Issuer may at any time or from time to time after funds are deposited in its Letter of Credit Collateral Account, apply such funds to the payment of draws under outstanding Letters of Credit issued by it and any other amounts as shall from time to time have become due and payable by Borrower to such LC Issuer under the Transaction Documents. After all of the LC Obligations have been indefeasibly paid in full and the several obligations of the LC Issuers to issue Letters of Credit has been terminated, any funds remaining in the Letter of Credit Collateral Accounts shall be returned by the LC Issuers to Borrower or paid to whomever may be legally entitled thereto at such time.

          10.3.5 Additional Remedies. Upon the occurrence of the Commitment Termination Date pursuant to this Section 10.3, no Advances will be made, no Letters of Credit will be issued, and the Administrative Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

          10.3.6 Italian Receivables. Upon the occurrence of a Significant Event, the Administrative Agent may, in order to maximize proceeds of the Collateral, notify Borrower and the Co-Agents that the amount, if any, advanced against Receivables owing from Obligors domiciled in Italy will be deemed to have been payment for such Receivables, whereupon the Administrative Agent, on behalf of the Secured Parties, is hereby subrogated to Borrower's rights against the Obligors thereof.

                                   ARTICLE XI.
                                  THE SERVICER

     Section 11.1 Bowater as Initial Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person designated from time to time as Servicer under this Agreement. Until such time following the occurrence and during the continuance of a Servicer Event of Default or an Amortization Event as the Administrative Agent, at the direction of any Co-Agent, shall notify Bowater and Borrower in writing of the revocation of such power and authority, Borrower, the Lenders, the LC Issuers and the Agents hereby appoint Bowater to act as Servicer under the Transaction Documents.

     Section 11.2 Certain Duties of the Servicer.

          11.2.1 Authorization to Act as Borrower's Agent. Borrower hereby appoints Servicer as its agent for the following purposes: (i) selecting the amount of each requested Loan and executing Borrowing Requests on behalf of Borrower, (ii) making transfers among, deposits to and withdrawals from all deposit accounts of Borrower for the purposes described in the Transaction Documents, (iii) arranging payment by Borrower of all Fees, expenses, other Obligations and other amounts payable under the Transaction Documents, (iv) causing the repayment and prepayment of the Loans as required and permitted pursuant to Section 4.1 and (v) executing and preparing the Monthly Reports and Borrowing Base ----------- Certificates; provided, however, that Servicer shall act in such capacity only as an agent of Borrower and shall incur thereby no additional obligations with respect to any Loan, and nothing herein shall be deemed to authorize Servicer to take any action as Borrower's agent which Borrower is precluded from taking itself. Borrower irrevocably agrees that (A) it shall be bound by all proper actions taken by Servicer pursuant to the preceding sentence, and (B) the Agents, the LC Issuers, the Lenders and the banks holding all deposit accounts of Borrower are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Servicer on behalf of Borrower.

          11.2.2 Servicer to Act as Servicer.

          (a) Servicer shall service and administer the Receivables on behalf of Borrower and the Administrative Agent (for the benefit of the Secured Parties)

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     and shall  have full  power and  authority,  acting  alone  and/or  through subservicers as provided in Section 11.2.2(c), to do any and all things which it may deem reasonably necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement. Consistent with the terms of this Agreement, Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any
     Obligor  if,  in   Servicer's   reasonable   determination,   such  waiver,
     modification, postponement or indulgence is not materially adverse to the interests of Borrower or the Administrative Agent (for the benefit of the Secured Parties); provided, however, that Servicer may not permit any modification with respect to any Receivable that would reduce the Unpaid Balance (except for actual payments thereof), or extend the due date thereof, except that Servicer may take such actions with respect to
     Defaulted Receivables if such actions will, in Servicer's reasonable business judgment, maximize the Collections thereof. Without limiting the generality of the foregoing, Servicer in its own name or in the name of
     Borrower is hereby authorized and empowered by Borrower when Servicer believes it appropriate in its best judgment to execute and deliver, on
     behalf  of  Borrower,   any  and  all   instruments  of   satisfaction   or
     cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables.

          (b) Servicer shall service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with applicable law, with the Credit and Collection Policy and with prudent industry standards, as are customarily employed by Servicer in servicing and administering receivables owned or serviced by Servicer comparable to the Receivables. Servicer shall not take any action to impair the Administrative Agent's (for the benefit of the Secured Parties) security interest in any Receivable, except to the extent allowed pursuant to this Agreement or required by law.

          (c) At any time while Bowater is acting as the Servicer hereunder, Bowater may delegate, and Bowater hereby advises the Lenders, the LC Issuers and the Agents that it has delegated, to BAI, as sub-servicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder. Without the prior written consent of each of the Agents, Bowater shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Borrower, (ii) BAI, and (iii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Neither Borrower nor BAI shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Bowater. If at any time following the occurrence and during the continuance of a Servicer Event of Default or Amortization Event, the Administrative Agent shall designate as Servicer any Person other than Bowater, all duties and responsibilities theretofore delegated by Bowater to Borrower or BAI may, at the discretion of any of the Agents, be terminated forthwith on notice given by the Administrative Agent to Bowater and to Borrower and BAI. Notwithstanding the foregoing: (i) Bowater

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     shall be and remain primarily liable to the Agents,  the LC Issuers and the
     Lenders   for  the  full  and   prompt   performance   of  all  duties  and
     responsibilities of the Servicer hereunder and (ii) the Agents, the LC Issuers and the Lenders shall be entitled to deal exclusively with Bowater in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.

          (d) Except as provided in the penultimate sentence of the preceding clause (c), the Agents, the LC Issuers and the Lenders shall not be required to give notice, demand or other communication to any Person other than Bowater in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Bowater, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

          (e) Servicer may take such actions as are necessary to discharge its duties as Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of Borrower such instruments and documents as may be customary, necessary or desirable in connection with the performance of Servicer's duties under this Agreement (including consents, waivers and discharges relating to the Receivables).

          (f) Servicer shall keep separate records covering the transactions contemplated by this Agreement, including the identity and collection status of each Receivable purchased by Borrower from any Seller and the Purchase Price Credits.

        11.2.3 Collections.

          (a) On or prior to the Closing Date, Borrower and Servicer shall have established and shall maintain thereafter the following system of collecting and processing Collections of Receivables: The Obligors shall be instructed to make payments of Receivables only (i) by check, draft or money order mailed to a LockBox listed on Schedule 8.12 (such payments, upon receipt in such a LockBox, being referred to herein as "Mail Payments"), or (ii) by wire transfer, SWIFT, ACH or other electronic payment to a LockBox Account.

          (b) On or prior to the Closing Date, the Administrative Agent shall have received a LockBox Agreement with respect to each LockBox Account. Servicer's right of access to any LockBox Account shall be revocable upon notice from the Administrative Agent, at the direction of any of the Co-Agents, following the occurrence and during the continuance of a Servicer Event of Default, an Event of Default or an Incipient Bankruptcy for distribution to the Servicer and, on Distribution Dates, application in accordance with Article IV (it being understood that an Incipient Bankruptcy shall not, in and of itself, lead to the Commitment Termination
     Date). In addition, after the occurrence and during the continuance of any Servicer Event of Default or an Event of Default, Servicer agrees that it shall, upon the written request of all of the Agents, notify all

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     Obligors under  Receivables to make payment thereof to (i) one or more bank accounts and/or post-office boxes designated by the Administrative Agent and specified in such notice or (ii) any successor Servicer appointed hereunder. No Agent, LC Issuer or Lender shall, inter alia, (x) take any action under LockBox Agreement or (y) deliver any notice to any Obligor, absent the existence of a Servicer Event of Default or an Event of Default.

          (c) Servicer shall remove all Mail Payments, or cause all Mail Payments to be removed, from each LockBox by the close of business on each Business Day and deposited into a LockBox Account. Servicer shall process all such Mail Payments, and all other payments received in any form, within three (3) Business Days of the date such payment is received by Bowater, by recording the amount of the payment received from the Obligor and the applicable account or invoice number.

          (d) All Collections received by any Seller or Servicer in respect of Receivables will, pending remittance to a LockBox Account, be held by such Seller or Servicer in trust for the exclusive benefit of the Administrative Agent, on behalf of the Secured Parties, and shall not be commingled with any other funds or property of any Seller or Servicer; provided that it shall not constitute commingling in violation of this Agreement or any Transaction Document if such funds or property not representing Collections are deposited to the same account to which Collections are deposited, so long as Servicer maintains adequate books and records to properly identify such respective funds, and such funds are so identified within three (3) Business Days after deposit in such account.

          (e) Borrower and Servicer hereby irrevocably waive any right to set-off or otherwise deduct any amount owing by or to them from any Collections received by them prior to remittance thereof in accordance with this Agreement.

          (f) In performing its duties and obligations hereunder, Servicer (i) shall not impair the rights of Borrower or the Administrative Agent, on behalf of the Secured Parties, in any Receivable, (ii) shall not amend the terms of any Receivable other than in accordance with the Credit and Collection Policy and this Agreement, (iii) shall not release any goods securing a Receivable from the lien created by such Receivable except as specifically provided for herein, and (iv) shall be entitled to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any goods securing such Receivable. In the event that Servicer shall breach any of its covenants set forth in clause
     (i), (ii) or (iii) of this Section 11.2.3(f), Servicer shall pay the Unpaid Balance of each Receivable affected thereby on the Distribution Date following the Calculation Period in which such event occurs. For the purposes of Section 11.7 hereof, Servicer shall not be deemed to have breached its obligations under this Section 11.2.3(f) unless it shall fail to make such payment with respect to any Receivable affected by Servicer's noncompliance with clause (i), (ii) or (iii) of this Section 11.2.3(f) on such Distribution Date.

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          (g) All payments or other amounts collected or received by Servicer in respect of a Receivable shall be applied to the Unpaid Balance of such Receivable.

          11.2.4  Settlement.   On  each  Distribution   Date,   Servicer  shall
     distribute the Collections in accordance with Article IV hereof.

     Section 11.3 Servicing Compensation. Servicer, as compensation for its activities hereunder, shall be entitled to receive the Servicing Fee, which shall be payable by Borrower on each Distribution Date from Collections in accordance with Section 4.2. Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the fees and expenses of any subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     Section 11.4 Agreement Not to Resign. Bowater acknowledges that the Agents, the LC Issuers and the Lenders have relied on Bowater's agreement to act as Servicer hereunder in their respective decisions to execute and deliver the respective Transaction Documents to which they are parties. In recognition of the foregoing, Bowater agrees not to resign as Servicer voluntarily, except as required by law (as evidenced by the delivery of an outside opinion of counsel to the Agents, in form and substance satisfactory to the Agents), without the prior written consent of each of the Agents.

   Section 11.5 Designation of Servicer. Borrower agrees not to designate any Person other than Bowater as Servicer without the prior written consent of each of the Agents.

     Section 11.6 Termination. The authorization of Servicer to act on behalf of Borrower under this Agreement and the other Transaction Documents shall terminate at the sole discretion of the Administrative Agent upon the replacement of Servicer by a successor Servicer selected by at least two (2) of the Co-Agents following a Servicer Event of Default or another Amortization Event.

     Section 11.7 Servicer Events of Default. Each of the following shall constitute a "Servicer Event of Default" under this Agreement:

          11.7.1 Failure to Make Payments and Deposits. Servicer shall fail to make any payment or deposit required to be made by it hereunder on the date when due and, in each of the foregoing cases, such failure shall continue for one (1) Business Day in the case of principal and three (3) Business Days in the case of any other Obligation.

          11.7.2 Non-Compliance with Other Provisions. Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days.

          11.7.3   Delegation.   Servicer  shall  delegate  any  of  its  duties
     hereunder, except as expressly permitted under Section 11.2.2(c) and (d).

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          11.7.4 Breach of Representations  and Warranties.  Any representation, warranty, certification or statement made by Servicer in this Agreement, any other Transaction Document to which Servicer is a party or in any Borrowing Base Certificate, Monthly Report or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to
     any   representation  or  warranty  which  itself  contains  a  materiality threshold.

          11.7.5 Bankruptcy. An Event of Bankruptcy shall have occurred and remained continuing with respect to Servicer.

          11.7.6 Judgments.

          (a) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $50,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Bowater and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Bowater shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or

          (b) A final judgment or judgments for the payment of money in excess of $10,749 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          11.7.7 Cross-Default to Material Debt. Failure of Servicer or any of its Subsidiaries to pay any Material Debt when due; or the default by Servicer or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause, such Indebtedness to become due prior to its stated maturity; or any Material Debt of Servicer or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Material Debt) prior to the stated maturity thereof.

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At any time  during  the  continuance  of any  Servicer  Event of  Default or an
Amortization Event, the Administrative Agent may, in its sole discretion, (and shall, at the direction of any Co-Agent), notify Servicer in writing of the revocation of its appointment as Servicer hereunder. Upon revocation of Servicer's appointment hereunder, the Co-Agents shall appoint a successor Servicer. Servicer agrees that upon receipt of written notification from the Administrative Agent of the revocation of Servicer's appointment as Servicer hereunder, Servicer shall upon the written request of the Administrative Agent (which request may be contained in the notification of revocation) (i) notify all Obligors under the Receivables to make payment thereof to a bank account(s) or post office box designated by the Administrative Agent and specified in such notice, and (ii) pay to the Administrative Agent (or its designee) immediately all Collections then held or thereafter received by Servicer or the applicable Seller of Receivables, together with all other payment obligations of the Servicer hereunder owing to any of the Lenders, the LC Issuers or the Agents. Servicer shall, at its sole cost and expense, cooperate with and assist the successor Servicer (including, without limitation, providing access to, and transferring, all Receivable Files and all records (including data-processing records) relating thereto (which shall be held in trust for the benefit of the parties hereto in accordance with their respective interests) and, to the extent permissible, allowing the successor Servicer to use all licenses, hardware or software necessary or desirable to collect the Receivables) (it being understood and agreed that Bowater shall use its best efforts to obtain permission for such successor Servicer's use of such software). Bowater irrevocably agrees to act (if requested to do so) as the data-processing agent for the successor Servicer (in substantially the same manner as Bowater conducted such data-processing functions while it acted as Servicer). All costs and expenses incurred by the Servicer, successor Servicer, the LC Issuers, the Lenders, the Agents or their respective counsel in connection with any transfer of servicing are for the account of Bowater and Borrower, jointly and severally.

                                  ARTICLE XII.
                                     AGENTS

        Section 12.1      Authorization and Action.

     (a) Each of Three Pillars and STB hereby appoints SunTrust Capital Markets, Inc. as its Co-Agent for purposes of the Transaction Documents and authorizes SunTrust Capital Markets, Inc. in such capacity to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to SunTrust Capital Markets, Inc., as the Three Pillars Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each of VFCC and Wachovia hereby appoints
Wachovia Bank, National Association as its Co-Agent for purposes of the Transaction Documents and authorizes Wachovia Bank, National Association, in such capacity to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to Wachovia Bank, National Association, as VFCC Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

     (b) Each of the Lenders, the LC Issuers and the Co-Agents hereby appoints SunTrust Capital Markets, Inc. as its Administrative Agent for purposes of the Transaction Documents and authorizes SunTrust Capital Markets, Inc. in such capacity to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and

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thereunder as are delegated to SunTrust Capital Markets, Inc., as Administrative
Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

     (c) Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender or LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.

     (d) The provisions of this Article XII are solely for the benefit of the Agents, the LC Issuers and the Lenders, and neither of Borrower nor Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XII, except that this Article XII shall not affect any obligations which any of the Agents, the LC Issuers or the Lenders may have to either of Borrower or Servicer under the other provisions of this Agreement.

     (e) In performing its functions and duties hereunder, (i) the VFCC Agent shall act solely as the agent of the members of the VFCC Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either Borrower or Servicer or any of their respective successors and assigns, (ii) the Three Pillars Agent shall act solely as the agent of the members of the Three Pillars Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either Borrower or Servicer or any of their respective successors and assigns, and (iii) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either Borrower or Servicer or any of their respective successors and assigns.

     Section 12.2 Delegation of Duties. Each of the Agents may execute any of its duties under the Transaction Documents to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 12.3 Exculpatory Provisions. None of the Agents nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in
Section 12.2 under or in connection with this Agreement (except for its, their or such Person's own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders, the LC Issuers or other Agents for any recitals, statements, representations or warranties made by Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either Borrower or Servicer to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article VII, except receipt of items required to be delivered to such Agent. None of the Agents shall be under any obligation to any other Agent or any Lender or LC Issuer to ascertain or to

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inquire  as to the  observance  or  performance  of any  of  the  agreements  or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Borrower, Servicer or Sellers. This Section 12.3 is intended solely to govern the relationship between the Agents, on the one hand, and the LC Issuers and the Lenders, on the other.

     Section 12.4 Reliance by Agents.

     (a) Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of such of the members of its Group as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by its constituent Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

     (b) Any action taken by any of the Agents in accordance with Section 12.4(a) shall be binding upon all of the Agents, the LC Issuers and the Lenders.

     Section 12.5 Notice of Significant Events. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Significant Event or Unmatured Significant Event unless such Agent has received notice from another Agent, a Lender, an LC Issuer or a Loan Party referring to this Agreement, stating that a Significant Event or Unmatured Significant Event has occurred hereunder and describing such Significant Event or Unmatured Significant Event. In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the Lenders, the LC Issuers and the other Agents. The Administrative Agent shall take such action with respect to such Significant Event or Unmatured Significant Event as shall be directed by any of the Co-Agents provided that the Administrative Agent is indemnified to its satisfaction by such Co-Agent and its Constituent Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking any such action.

     Section 12.6 Non-Reliance on Other Agents and Lenders. Each of the Lenders and LC Issuers expressly acknowledges that none of the Agents, nor any of the Agents' respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by such Agent. Each of the Lenders and LC Issuers also represents and warrants to the Agents and the other LC Issuers and Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement.

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Each of the Lenders and LC Issuers also represents  that it will,  independently and without reliance upon the Agents or any other LC Issuer or Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan
Parties.   The  Agents,  the  LC  Issuers,  the  Lenders  and  their  respective
Affiliates, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business,
operations,    property,   prospects,   financial   and   other   condition   or
creditworthiness of the Loan Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Agents shall promptly distribute to the other Agents, the LC Issuers and the Lenders, copies of financial and other information expressly provided to it by either Borrower or Servicer pursuant to this Agreement.

     Section 12.7 Indemnification of Agents. Each Liquidity Bank agrees to indemnify (a) its applicable Co-Agent, (b) the Administrative Agent, and (c) the officers, directors, employees, representatives and agents of each of the foregoing (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably in accordance with their respective Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Co-Agent, the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent or the Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent, the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of such Co-Agent, the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

     Section 12.8 Agents in their Individual Capacities. Each of the Agents in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties and their Affiliates as though such Agent were not an Agent hereunder. With respect to its Loans or, solely in the case of Wachovia, its Letters of Credit, if any, pursuant to this Agreement, each of the Agents shall have the same rights and powers under this Agreement as any Lender or LC Issuer and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each of the Agents in their individual capacities.

     Section 12.9 Conflict Waivers.

     (a) STCM and/or STB act(s), or may in the future act: (i) as administrator for Three Pillars, (ii) an LC Issuer, (iii) as issuing and paying agent for Three Pillars' Commercial

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

Paper Notes, (iv) to provide credit or liquidity enhancement for the timely payment for Three Pillars' Commercial Paper Notes and (iv) to provide other services from time to time for Three Pillars (collectively, the "SunTrust Roles"). Without limiting the generality of Sections 12.1 and 12.8, each of the other Co-Agents, the LC Issuers and the Lenders hereby acknowledges and consents to any and all SunTrust Roles and agrees that in connection with any SunTrust Role, STCM and/or STB may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in STCM's role as administrator for Three Pillars, the giving of notice to the Three Pillars Liquidity Banks of a mandatory purchase pursuant to the Three Pillars Liquidity Agreement, and hereby acknowledges that neither STCM, STB nor any of their Affiliates has any fiduciary duties hereunder to any Lender (other than Three Pillars) or LC Issuer arising out of any SunTrust Roles.

     (b) Wachovia acts, or may in the future act: (i) as administrative agent for VFCC, (ii) an LC Issuer, (iii) as issuing and paying agent for VFCC's Commercial Paper Notes, (iv) to provide credit or liquidity enhancement for the timely payment for VFCC's Commercial Paper Notes and (v) to provide other services from time to time for VFCC (collectively, the "Wachovia Roles"). Without limiting the generality of Sections 12.1 and 12.8, each of the Administrative Agent, the LC Issuers and the Lenders hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for VFCC, the giving of notice to the VFCC Liquidity Banks of a mandatory purchase pursuant to the VFCC Liquidity Agreement, and hereby acknowledges that neither Wachovia nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than VFCC) or other LC Issuer arising out of any Wachovia Roles.

     Section 12.10 UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XII.

                                 ARTICLE XIII.
                                   ASSIGNMENTS

     Section 13.1 Restrictions on Assignments.

     (a) Neither Borrower nor Bowater may assign its rights or obligations under the Transaction Documents to which it is a party or any interest therein without the prior written consent of each of the Agents, except to the Administrative Agent for the benefit of the Secured Parties.

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


     (b) Subject to the provisions of Sections 6.1 and 13.4, nothing herein shall be deemed to preclude any Lender from pledging or assigning all or any portion of its Loans to (i) any multi-seller commercial paper conduit administered by a Co-Agent or one of its Affiliates whose commercial paper is rated at least A-1 by S&P and P-1 by Moody's, or (ii) any Liquidity Bank or other Support Provider (or any successor of any thereof by merger, consolidation or otherwise) or any Affiliate of the foregoing, in each of the foregoing cases, which may then assign all or any portion thereof so assigned or any interest therein to such party or parties as it may choose. Each Co-Agent shall promptly provide notice of any assignment by any member of its Group to each applicable Rating Agency and Borrower. Subject to Section 13.2, all of the aforementioned assignments shall be upon such terms and conditions as the applicable Lender and its assignee may mutually agree. Upon any assignment described in clause (i) of this Section 13.1(b) by a Conduit Lender of all its right, title and interest in and to the Transaction Documents, all references in the Transaction Documents to the assigning Conduit Lender or its Co-Agent shall be deemed to have been replaced with references to the assignee Conduit Lender and its Co-Agent, and CP Costs for the assignee's Group shall be computed with reference to the assignee Conduit Lender's Commercial Paper Notes.

     Section 13.2 Documentation. Each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender, assigning any such Loan to the assignee, and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to such Loan, and to enable the assignee to exercise or enforce any rights hereunder or under the applicable Lender Note evidencing such Loan.

     Section 13.3 Rights of Assignees. Subject to the provisions of Section 13.4, upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from a Lender pursuant to this Article XIII, the respective assignee receiving such assignment shall have all of the rights of a Lender hereunder to the extent of such assignment with respect to such Loans and all references to a Lender in Section 6.1 shall be deemed to apply to such assignee to the extent of such assignment.

     Section 13.4 Transfer and Maintenance of Register. Each Co-Agent shall maintain a register (each, a "Register") on which it will record the Loans made to Borrower by the member of its Group hereunder and each repayment in respect of the principal amount of such Loans. Each Co-Agent shall, upon receipt of instruments evidencing the transfer of the rights to the principal of, and interest on, any Loan made by a member of its Group pursuant to this Agreement, record such transfer in the Register and such transfer shall be effective upon recordation. Failure to make any such recordation, or any error in such recordation shall not affect the respective Borrower's obligations in respect of such Loans. If any Lender sells participations in any Loan, it shall maintain (or cause its Co-Agent to maintain) a Register with respect to such participations and shall permit the transfer of such participations only if and when the transfer is recorded in the Register. Each Co-Agent will permit Borrower to review such Register as reasonably needed for Borrower to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure.

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


                                  ARTICLE XIV.
                                 INDEMNIFICATION

     Section 14.1 General Indemnity of Borrower. Without limiting any other rights which any such Person may have hereunder or under applicable law, Borrower hereby agrees to indemnify Servicer and each of the Agents, Lenders, LC Issuers, Support Providers and each of their respective Affiliates, successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, on an after-tax basis, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, any commingling of funds (whether or not permitted hereunder), or the use of proceeds therefrom by Borrower, including (without limitation) in respect of the funding of any Loan, the issuance of any Letter of Credit or in respect of any Receivable; excluding, however, (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification or any member of its Group, (b) Excluded Taxes, and (c) Indemnified Amounts arising from an LC Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms of such Letter of Credit.

     Section 14.2 Indemnity of Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Servicer, hereby agrees to indemnify each Indemnified Party forthwith on demand, on an after-tax basis, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising from, or related to, the negligence or willful misconduct of Servicer, the inaccuracy of any representation or warranty of Servicer, or the failure of Servicer to perform its obligations under any Transaction Document; excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party, (b) Indemnified Amounts to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Receivable for credit reasons, and (c) Excluded Taxes. Anything contained in this Section 14.2 to the contrary notwithstanding: (1) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables, and (2) nothing in this Section 14.2 shall require the Servicer to indemnify any Indemnified Party for Receivables which are not collected, not paid or are otherwise uncollected on account of the insolvency, bankruptcy, lack of creditworthiness or financial inability to pay of the applicable Obligor.

                                   ARTICLE XV.
                                  MISCELLANEOUS

     Section 15.1 No Waiver; Remedies. No failure on the part of any of the Indemnified Parties or Affected Parties to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise


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

thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of the Committed Lenders, the LC Issuers and the Support Providers is hereby authorized by Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Committed Lender, LC Issuer or Support Provider to or for the credit or the account of Borrower, now or hereafter existing under this Agreement, to any of the Agents, Affected Parties, Indemnified Parties or Lenders or their respective successors and assigns.

     Section 15.2 Amendments, Etc. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement and any Schedules hereto shall in any event be effective unless the same shall be in writing and signed and delivered by (i) Borrower, Servicer, and each of the Agents (with respect to an amendment), or (ii) each of the Agents (with respect to a waiver or consent by the Agents, the LC Issuers and the Lenders) or Servicer or Borrower (with respect to a waiver or consent by them), as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Each of the Co-Agents shall provide each applicable Rating Agency with a copy of each amendment to or consent or waiver under this Agreement promptly following the effective date thereof if required under the terms of such Co-Agent's respective Conduit Lender's program documents.

     Section 15.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth opposite its name on Schedule 15.3 hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received,
(b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile or e-mail, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2 shall not be effective until received.

     Section 15.4 Costs, Expenses and Taxes. In addition to its obligations under Section 14.1, Borrower agrees to pay on demand:


          (a) except to the extent limited by Section 9.1.11 and the Fee Letters, all costs and expenses incurred by the Agents, the LC Issuers, the Lenders, the Liquidity Banks, the Support Providers and Servicer in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any breach of, the Transaction Documents, the Liquidity Agreements and, to the extent directly related to this Agreement, the other Program Documents (including any amendments or modifications of or supplements to the Program Documents directly related to this Agreement), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection


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

     therewith, (ii) the perfection of the Administrative Agent's security interest in the Collateral, (iii) the maintenance of the LockBoxes and the LockBox Accounts, (iv) the audit of the books, records and procedures of Sellers, Servicer and Borrower by any Agent's auditors (which may be employees of such Agent), and (v) Rating Agency fees related to the transactions contemplated by this Agreement; and

          (b) all stamp and other transactional or filing taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Lender Note, the other
     Transaction Documents, or (to the extent directly related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 15.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the LC Issuers, the Agents and their respective successors and assigns, and the provisions of Article VI and Article XIV shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XIII. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Borrower or Servicer pursuant to Article VIII and the indemnification and payment provisions of Article XIV and Article VI, Sections 15.4, 15.11 and 15.12 shall be continuing and shall survive any termination of this Agreement and any termination of Bowater's rights to act as Servicer hereunder or under any other Transaction Document.

     Section 15.6 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     Section 15.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 15.8 Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE LAWS OF

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

     ANOTHER JURISDICTION GOVERN THE PERFECTION, OR THE EFFECT OF PERFECTION OR NONPERFECTION, OF THE SECURITY INTERESTS OF THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES.

     Section 15.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

     Section 15.10 Submission to Jurisdiction; Waiver of Trial by Jury.

          (a) Each of Borrower and Servicer hereby submits to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. Each of Borrower and Servicer hereby irrevocably waives, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 15.10 shall affect the right of any of the Agents, the LC Issuers or Lenders to bring any action or proceeding against Borrower or Servicer or their respective properties in the courts of other jurisdictions.

          (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

     Section 15.11 No Recourse Against Conduit Lenders. The obligations (if any) of the Conduit Lenders under this Agreement are solely the corporate obligations of such Conduit Lender. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any Fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or Transaction Document entered into pursuant hereto or in connection herewith against any stockholder, employee, officer, director, manager, administrator, partner or incorporator of any Conduit Lender, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

     Section 15.12 No Proceedings. Each of the parties hereto hereby agree that it will not institute against any Conduit Lender, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by such Conduit Lender shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this Section 15.12 shall survive the termination hereof.

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


     Section 15.13 Confidentiality. Each of the Agents, the LC Issuers and the Lenders will, and will cause its affiliates, directors, officers, employees and representatives to, keep confidential, and not publish, disclose or otherwise divulge and use only in connection with this Agreement any non-public information furnished to it by Bowater, any Subsidiary or any of their respective agents in respect of this Agreement that Bowater (or such other Person) identifies as being confidential at the time it furnishes the same, directly or indirectly (collectively, the "Information"), provided that nothing herein shall limit the disclosure of the Information (i) after the Information shall have become public (other than through a violation of this Section 15.13, (ii) to the extent required by statute, rule, regulation or judicial process,
(iii) to counsel for any of the Lenders, the LC Issuers or the Agents, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender, LC Issuer or Agent), or to auditors or accountants, (v) to any other Agent, LC Issuer or Lender, its Support Providers or Rating Agencies, (vi) in connection with any litigation to which any one or more of the LC Issuers, the Lenders or the Agents is a party, or in connection with the enforcement of rights or remedies hereunder, or (vii) to a subsidiary or affiliate of such Agent, LC Issuer or Lender; provided, further, that (x) unless specifically prohibited by applicable law or court order, each Lender, LC Issuer and Agent shall, prior to disclosure thereof, notify Bowater of any request for disclosure of the Information (A) by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender, such LC Issuer or such Agent by such Governmental Authority) or (B) pursuant to legal process and (y) in no event shall any Lender, LC Issuer or Agent be obligated or required to return the Information furnished by Bowater.

     Section 15.14 Entire Agreement. This Agreement and the other Transaction Documents executed and delivered herewith represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

                      [signature pages begin on next page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BOWATER FUNDING INC., AS BORROWER


By:  /s/ William G. Harvey
     ---------------------
Name:  William G. Harvey
Title:  President

BOWATER INCORPORATED, AS INITIAL SERVICER


By:  /s/ William G. Harvey
     ---------------------
Name:  William G. Harvey
Title:  Senior Vice President and Chief Financial Officer

VARIABLE FUNDING CAPITAL COMPANY LLC, AS A CONDUIT  LENDER

BY:  WACHOVIA BANK, NATIONAL ASSOCIATION, ITS ATTORNEY-IN-FACT


By:  /s/ Douglas R. Wilson, Sr.
     --------------------------
Name:  Douglas R. WIlson, Sr.
Title:  Vice President




WACHOVIA BANK, NATIONAL ASSOCIATION, AS A COMMITTED LENDER, AS AN LC ISSUER AND AS VFCC AGENT



By:  /s/ Eero H. Maki
     ----------------
Name:  Eero H. Maki
Title:  Director

Commitment:                $100,000,000

THREE PILLARS FUNDING LLC (F/K/A THREE PILLARS FUNDING CORPORATION), AS A CONDUIT LENDER

By:  /s/ Doris J. Hearn
     ------------------
Name:  Doris J. Hearn
Title:  Vice President


SUNTRUST BANK, AS A COMMITTED  LENDER AND AS AN LC ISSUER



By:  /s/ James R. Bennison
     ---------------------
Name:  James R. Bennison
Title:  Vice President

Commitment:                $100,000,000



SUNTRUST CAPITAL MARKETS, INC., AS THREE PILLARS AGENT AND AS ADMINISTRATIVE
AGENT


By:  /s/ Michael G. Maza
     -------------------
Name:  Michael G. Maza
Title:  Managing Director

                                                                       Exhibit A

                                BORROWING REQUEST

                                     [Date]

To:     SunTrust Capital Markets, Inc. and
        Wachovia Bank, National Association, as "Co-Agents"

From:   Bowater Funding Inc. ("Borrower")

Re:  Amended and Restated  Loan  Agreement  dated as of December 1, 2005,  among
     Borrower,         Bowater         Incorporated         as         Servicer,
     various  Lenders and  Co-Agents,  and SunTrust  Capital  Markets,  Inc., as
     Administrative              Agent             (the             "Agreement")
     ---------------------------------------------------------------------------


A              (i)      Pursuant to Section 2.2 of the Agreement, the
                        undersigned hereby requests an Advance in an aggregate
                        amount equal to the following:

                        of which each Group's Funding Amount will be the
                        following (not less than $1,000,000
                        per Group or a larger integral multiple of $200,000):
                                                                                        $-----------------
               (ii)     The date such Advance is requested is:                          __________________

               (iii)    The requested maturity date of the Related Commercial
                        Paper issued to fund such Advance (other than Pooled
                        Commercial Paper) is:
                                                                                        ------------------
               (iv)     The Credit Exposure under the Agreement, after giving
                        effect to the requested Advance under (i) above, will
                        equal:                                                          $-----------------

               (v) The amount in (iv) above does not exceed the Facility Limit
                        which equals:                                                   $_________________

B. As of the date hereof and the date of making of such Advance, each of the representations and warranties contained in Article VIII of the Agreement shall be true and correct on and as of the date hereof and, if applicable, the date of such Advance, and no Significant Event or Unmatured Significant Event has occurred and is continuing or shall exist after giving effect to the Advance requested hereby.

     Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         The undersigned certifies to the accuracy of the foregoing.

                                        BOWATER FUNDING INC.


Date:                                   By:-----------------------------------
                                        Title:

                                                                       Exhibit B

                                   LENDER NOTE

$___________                                                   December 1, 2005



     FOR VALUE RECEIVED, Bowater Funding Inc., a Delaware corporation (the "Borrower"), promises to pay __________________________, as agent and/or administrator (the "Co-Agent"), or its registered assigns, on or before the Scheduled Commitment Termination Date, the principal sum of _________________________ and no/100 Dollars ($_________) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and/or any continuation thereof and/or in the records of the Lender) made by the Lenders in the ___________ Group pursuant to that certain Amended and Restated Loan Agreement, dated as of December 1, 2005 (together with all amendments thereto and restatements and other modifications, if any, thereof from time to time thereafter made, the "Loan Agreement"), among Borrower, Bowater Incorporated, as servicer, various Lenders, LC Issuers and Co-Agents, and SunTrust Capital Markets, Inc., as Administrative Agent.

     Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds to the account designated by the Co-Agent pursuant to the Loan Agreement.

     This promissory note is one of the "Lender Notes" referred to in, and evidences indebtedness incurred under, the Loan Agreement, and the holder hereof is entitled to the benefits of the Loan Agreement, to which reference is made for a description of the security for this Lender Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced hereby and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Loan Agreement. This promissory note amends and restates in its entirety that certain Lender Note dated December 19, 2002 made by Borrower in favor of the Co-Agent.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS LENDER NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

                                   BOWATER FUNDING INC.



                                  By
                                       ----------------------------------------
                                  Name:
                                         --------------------------------------
                                  Title:
                                         -------------------------------------

                              SCHEDULE ATTACHED TO
                      LENDER NOTE DATED DECEMBER 1, 2005 OF
                              BOWATER FUNDING INC.
===============================================================================



         PAYABLE TO THE ORDER OF __________________, AS CO-AGENT
---------------------------------------- -------------------------------------- --------------------------------------
                DATE OF                                AMOUNT OF                              AMOUNT OF
                 LOAN                                    LOAN                                 REPAYMENT
---------------------------------------- -------------------------------------- --------------------------------------

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======================================== ====================================== ======================================

                                                                 EXHIBIT C

                             FORM OF MONTHLY REPORT

                                                                   EXHIBIT D

                       FORM OF BORROWING BASE CERTIFICATE

                                                                      EXHIBIT E
                        [FORM OF] PERFORMANCE UNDERTAKING

                             PERFORMANCE UNDERTAKING

                  THIS PERFORMANCE UNDERTAKING (this "Undertaking"), dated as of December 1, 2005, is executed by Bowater Incorporated, a Delaware corporation ("Bowater" or the "Performance Guarantor"), in favor of Bowater Funding Inc., a Delaware corporation (together with its successors and assigns, "Beneficiary").

                                    RECITALS

                  (a) Bowater America Inc., a Delaware corporation ("BAI" and together with Bowater, the "Sellers"), have entered into an Amended and Restated Receivables Sale Agreement dated as of December 1, 2005 (as amended, restated or otherwise modified from time to time, the "Receivables Sale Agreement"), with Beneficiary, pursuant to which the Sellers have agreed, among other things, to sell or contribute to Beneficiary, their existing and future accounts receivable and certain related rights.

                  (b) Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the capital stock of BAI and of Beneficiary, and each of the foregoing (and accordingly, Performance Guarantor) is expected to receive substantial direct and indirect benefits from the sale or contribution of receivables to Beneficiary pursuant to the Receivable Sale Agreement (which benefits are hereby acknowledged).

                  (c) As an inducement for Beneficiary to acquire accounts receivable and related rights from BAI pursuant to the Receivables Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by BAI of its respective obligations under the Receivables Sale Agreement.

                                    AGREEMENT

     NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

     Section 1. Definitions.

     1.1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Sale Agreement or, if not defined therein, in the Loan Agreement (hereinafter defined).

     1.2. As used herein:

     "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss.101, et seq., as amended.

     "Guaranteed Obligations" means, collectively, all representations, warranties, covenants, agreements, terms, conditions and indemnities to be performed and observed by BAI under and pursuant to the Receivables Sale Agreement and each other document executed and delivered by or on behalf of BAI pursuant thereto, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by BAI under the Receivables Sale Agreement, whether for fees, expenses (including counsel fees), Seller Indemnified Amounts or otherwise, whether upon any termination or for any other reason.

     "Loan Agreement" means that certain Amended and Restated Loan Agreement dated as of December 1, 2005 by and among Beneficiary, as "Borrower," Bowater, as initial Servicer, various Lenders, LC Issuers and Co-Agents, and SunTrust Capital Markets, Inc., as "Administrative Agent," as the same may be amended, restated or otherwise modified from time to time.

     Section 2. Guaranty of Performance of Guaranteed Obligations.

     2.1. Performance Guarantor hereby guarantees to Beneficiary, the full and punctual payment and performance by BAI of the Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance by BAI of the Guaranteed Obligations and is in no way conditioned upon any requirement that Beneficiary first attempt to collect any amounts owing by BAI to Beneficiary, any of the Agents, LC Issuers or Lenders from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Beneficiary, any of the Agents, LC Issuers or Lenders in favor of BAI or any other Person or other means of obtaining payment. Should BAI default in the payment or performance of any of its Guaranteed Obligations, Beneficiary (or its assigns) may cause the immediate performance by Performance Guarantor of such Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Beneficiary (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor.

     2.2. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by BAI results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve BAI from performing in full its Guaranteed Obligations under the Receivables Sale Agreement or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

     Section 3. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Beneficiary (and its assigns), forthwith upon demand in funds immediately available to Beneficiary, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Beneficiary in connection with enforcement of this Undertaking, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360-day year) equal to the Default Rate (as defined in the Loan Agreement).

         Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Beneficiary (or its assigns) in reliance on this Undertaking, and any requirement that Beneficiary (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event or Significant Event, other default or omission by BAI or asserting any other rights of Beneficiary under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from BAI, on a continuing basis, information concerning the financial condition of BAI, and that it is not relying on Beneficiary to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses that at any time may be available in respect of the Guaranteed Obligations (i) by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Beneficiary (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with BAI and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Beneficiary in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Significant Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, other than release of the Performance Guarantor; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of BAI or any part thereof or amounts which are not covered by this Undertaking even though Beneficiary (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of BAI or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against BAI in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of BAI to perform or comply with any term of the Receivables Sale Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

     Section 5. Unenforceability of Guaranteed Obligations Against BAI. Notwithstanding (a) any change in ownership of BAI or any Event of Bankruptcy with respect to BAI or any other change in the legal status of BAI; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations (unless the same shall be applicable to the Performance Guarantor); (c) the failure of BAI or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from BAI for any other reason other than final payment in full of the payment obligations in accordance with their terms or lawful setoff of claims against the Purchasers, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of BAI or for any other reason with respect to BAI, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Receivables Sale Agreement, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

         Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to Beneficiary and its assigns that (a) each of the representations and warranties made by Performance Guarantor in its capacity as the initial Servicer under the Loan Agreement is true and correct as of the date hereof, and (b) this Undertaking has been duly executed and delivered by Performance Guarantor and constitutes its legally valid and binding obligation, enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Beneficiary, any of the Agents, LC Issuers or Lenders against BAI, (b) hereby waives all rights of subrogation (whether contractual, under ss.509 of the Bankruptcy Code, at law or in equity or otherwise) to the claims of Beneficiary, any of the Agents, LC Issuers or Lenders against BAI and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against BAI that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against BAI in respect of any liability of Performance Guarantor to BAI and (d) waives any benefit of and any right to participate in any collateral security which may be held by Beneficiary, any of the Agents, LC Issuers or Lenders.

     Section 8. Termination of Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Loan Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the occurrence of any Event of Bankruptcy with respect to BAI or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Beneficiary (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any other federal or state insolvency or other similar law, or any law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

     Section 9. Effect of Bankruptcy. This Undertaking shall survive the insolvency of BAI and the commencement of any case or proceeding of by or against either or both of BAI under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. [No automatic stay under the Bankruptcy Code with respect to BAI or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which BAI is subject shall postpone the obligations of Performance Guarantor under this Undertaking.]

     Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Beneficiary (and each of its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Beneficiary (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.

     Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of any Taxes (other than Excluded Taxes) or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Beneficiary receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

     Section 12. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Beneficiary (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Beneficiary may reasonably request.

     Section 13. Successors and Assigns; Pledge to Administrative Agent. This Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Beneficiary and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Beneficiary and the Agents. Performance Guarantor hereby acknowledges that Beneficiary intends to pledge to the Administrative Agent for the benefit of the Secured Parties as part of the Collateral for the Obligations under the Loan Agreement, all of

Beneficiary's existing and future right, title and interest in, to and under the Receivables Sale Agreement and this Undertaking, and hereby agrees that until the later to occur of payment in full of the Obligations and the Commitment Termination Date, the Administrative Agent shall have the non-exclusive right to enforce this Undertaking against Performance Guarantor in Beneficiary's name, place and stead.

         Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Beneficiary, the Agents and Performance Guarantor. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Beneficiary, at the address specified in the Loan Agreement, or at such other addresses as each of Performance Guarantor or Beneficiary may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by facsimile, upon the receipt thereof, (2) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

     Section  16.  GOVERNING  LAW.  THIS  UNDERTAKING   SHALL  BE  CONSTRUED  IN
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

     Section 17. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE RECEIVABLES SALE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

     Section 18. Bankruptcy Petition. Performance Guarantor hereby agrees that it will not institute against any Conduit Lender, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by such Conduit Lender shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this Section 18 shall survive the termination hereof.

     Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, the Bankruptcy Code or any state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking. This Undertaking amends and restates in its entirety the Performance Undertaking by Performance Guarantor dated as of December 19, 2002.



                           (Signature pages to follow)

     IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

                                            BOWATER INCORPORATED


                                            By: ______________________________
                                            Name: ____________________________
                                            Title: _____________________________

                                            Address for Notices:

                                             Bowater Incorporated
                                             55 East Camperdown Way
                                             Greenville, SC  29602
                                             Attention:       Treasurer
                                             Facsimile:       (864) 282-9219
                                             Telephone:       (864) 282-9413

                                                                      EXHIBIT F

              [FORM OF] LETTER OF CREDIT REQUEST TRANSMITTAL LETTER


                                     [Date]


To:      [Insert Name and Address of applicable LC Issuer]

Cc:      [Insert Co-Agents' Names and Addresses]


Ladies and Gentlemen:

     Reference is hereby made to the Amended and Restated Loan Agreement, dated as of December 1, 2005 (as amended, restated or otherwise modified from time to time, the "Loan Agreement", the terms defined therein being used herein as therein defined), among Bowater Funding Inc., a Delaware corporation ("Borrower"), Bowater Incorporated, as initial Servicer, the Lenders and LC Issuers from time to time party thereto, Wachovia Bank, National Association, as VFCC Agent, and SunTrust Capital Markets, Inc., as Three Pillars Agent and Administrative Agent.

     Pursuant to Section 2.4(a) of the Loan Agreement:

     [Borrower hereby requests that ________________ (the "LC Issuer") issue the Letter of Credit described in the enclosed Letter of Credit Request received by Borrower from [insert applicable Seller name] under the Receivables Sale Agreement on _____________, 20__. In connection therewith, enclosed please find a duly completed LC Application executed by Borrower].

     [Borrower hereby requests that that ________________ (the "LC Issuer") Modify standby letter of credit no. __________ dated ________ and issued for the benefit of [insert beneficiary's name] as follows: _________________].

     The undersigned hereby certifies that the following  statements are true on
the   date   hereof,   and   will  be  true  on  the   date  of  the   requested
[issuance/Modification] (both before and after giving effect thereto):

     (A) the representations and warranties contained in Article VIII of the Loan Agreement will be true and correct as of such requested date as though made on such date,

     (B) no Significant Event or Unmatured Significant Event has occurred and is continuing or will result from such Credit Event, and

     (C) after giving effect to such requested Credit Event, the aggregate Credit Exposure will not exceed the lesser of the Borrowing Base and the Facility Limit.

                                     Very truly yours,

                                     BOWATER FUNDING INC.


                                     By:____________________________________
                                       Title:




[Enclosures]

                                                                  SCHEDULE 8.12

                         LOCKBOXES AND LOCKBOX ACCOUNTS



Bank of America

         Bowater Funding Inc.
         Account Number 3750202618

         PO Box 100207
         Atlanta, GA  30384

         PO Box 503362
         St. Louis, MO 63150

          PO Box 503393
         St. Louis, MO 63150


Wachovia Bank

         Bowater Funding Inc.
         Account Number 0451023812
         PO Box 75081
         Charlotte, NC  28275

         Bowater Funding Inc.
         Account Number 2345038
         3 Bishopsgate, London  EC2N 3AB


JPMorgan Chase Manhattan Bank

         Bowater Funding Inc.
         ABA 021000021
         Account Number 9102524478   (electronic lockbox)

                                PROCEDURES REVIEW


                        Report of Independent Accountants



         I. Shall be titled the "Report of Independent Accountants on Agreed Upon Procedures";

         II. Shall be addressed to Bowater Incorporated, as Servicer and to SunTrust Capital Markets, Inc. as Administrator, at their respective addresses set forth on Schedule 15.3 to the Loan Agreement;

         III. The review and subsequent report shall be conducted by Commercial Lending Consultants, Inc. (or such other firm as may be mutually acceptable to the Co-Agents);

         IV. The report shall be delivered within forty-five (45) days after an inspection as permitted in Section 9.1.11 of the Loan Agreement; and

         V. Select a sample of accounts included in the receivable schedule delivered by Borrower pursuant to the initial funding and perform the following:

              (a)     Account Receivable

(i) reconciliation from the A/R aged trial balance to the G/L to the financial statements as of most current month end;

(ii) access to summary aged trial balance reports September 2002 through most current month end and hardcopy and electronic file (Lotus, Excel, Text, or print files) of the most current month end summary aged trial balance report, if possible;

(iii) summary schedule of A/R agings per the A/R trial balance reports by month September 2002 through most current month end;

(iv) summary schedule reconciling beginning A/R to ending A/R per the A/R aging system by month for the period September 2002 through most current month end by major classification (i.e. gross sales, debit memos issued, A/R cash received, returns & allowances, cash discounts, bad debt write-offs, volume rebates, credit memos, etc) and access to supporting data/reports. Receivables balances should agree to aging reports and credits must be segregated from sales;

(v)  schedule of receivables by selling terms as of most current month end;

(vi) aged schedule of foreign receivables included in the Trade Receivables Program including selling terms (Letters of Credit, Site Draft, etc.) and country of origin as of most current month end. Segregate the schedule by eligible countries receivables and ineligible country receivables. For eligible country foreign receivables please also provide a breakdown of the country balance by foreign currency invoiced;

(vii) aged schedule of inter-company receivables included in the aged A/R trial balance(s) as of most current month end, if any;

(viii) aged schedule of receivables from government agencies as of most current month end, if any;

(ix) schedule of charge-backs and/or debit memos included in the aged A/R trial balance as of most current month end by aging category;

(x) aged schedule of bankrupt customer receivables included in the aged A/R trial balance as of most current month end, if any;

(xi) aged schedule of top twenty five customer A/R balances per the aged trial balance at most current month end (Customers should be grouped by ultimate parent including multiple account numbers, ship to's and subsidiaries, if necessary);

(xii) aged schedules of all customers with more than 35% of their receivable balance more than 60 days past due date as of most current month end;

(xiii) aged schedule of unapplied credit memos included in the A/R aging as of most current month end;

(xiv) written description of the current status of significant past due accounts (> $100,000 more than 60 days past invoice date) as of most current month end;

(xv) schedule of monthly activity in all accounts receivable bad debt reserve accounts for the period September 2002 through most current month end. Monthly activity should include reserve balances, write-offs, provisions, recoveries and other reserve adjustments;

(xvi) written description of policies and procedures for the major accounts receivable functional areas such as credit and collections, billing, order processing, credit memo authorization, A/R systems, cash management, etc. as available;

(xvii) completion of the CLC A/R questionnaire;

     (b) General Ledger, Financial Statements

(i) copy of summary general ledger trial balance as of most current month end;

(ii) copy of monthly financial statements for most current month end and PYMTD 2002;

(iii) copy of audited year end 2002 and 2001 financial statements;

(iv) copy of CPA Management Letters for 2002;

     (c) Cash Receipts

(i) list of all bank accounts including bank name, account number, and description of activity (flowchart if available);

(ii) copy of bank reconciliations for all lockbox/depository accounts as of most current month end;

(iii) schedule of monthly cash receipts by location received (lockbox(s), corporate offices, etc.) for the last three months;

     (d) Corporate Formality

(i)  provide list of independent  director(s)  for the  receivables  corporation
     (SPE) including name and address-Also include the amount of compensation paid or payable to the director(s) as well as evidence that such amounts were paid from the receivables corporation;

(ii) copies of the SPE entity's financial statements for the last quarter and the prior year end;

(iii) copy of board of director's minutes from SPE board meeting(s);

(iv) copy of SPE entity's  corporate  stationary,  address and telephone number;
     and

(v) evidence that the receivable aging reports clearly indicate that the receivables included therein have been sold to the SPE.

                                                                  SCHEDULE 15.3
                                NOTICE ADDRESSES


Borrower:

                  Bowater Funding Inc.
                  55 East Camperdown Way
                  Greenville, SC  29602
                  Attention:        Treasurer
                  Facsimile:        (864) 282-9219
                  Telephone:        (864) 282-9413



Servicer:


                  Bowater Incorporated
                  55 East Camperdown Way
                  Greenville, SC  29602
                  Attention:        Treasurer
                  Facsimile:        (864) 282-9219
                  Telephone:        (864) 282-9413



Administrative Agent and Three Pillars Agent:

                  SunTrust Capital Markets, Inc.
                  26th Floor, MC3950
                  303 Peachtree Street
                  Atlanta, Georgia 30308
                  Attention:        _________________
                  Facsimile:        (404) ____________
                  Telephone:        (404) 588-7607

SunTrust Bank as LC Issuer:


                  SunTrust Bank
                  =================
                  Atlanta, Georgia 30308
                  Attention:        _________________
                  Facsimile:        (404) ____________
                  Telephone:        (404) ______________

VFCC Agent:

                  Wachovia Bank, National Association
                  191 Peachtree Street, N.E., 22nd Floor
                  GA-8047
                  Atlanta, Georgia  30303
                  Attention:        Eero Maki
                  Facsimile:        (404) 332-5152
                  Telephone:        (404) 332-5275

                  with a copy to:

                  Wachovia Bank, National Association
                  301 S. College Street
                  FLR TRW 9 NC06110
                  Charlotte, NC  28288-0610
                  Attention:        Douglas R. Wilson, Sr.
                  Facsimile:        (704) 383-9579
                  Telephone:        (704) 374-2520


     with a copy (in the case of any matter relating to a Letter of Credit issued by Wachovia) to:

                  Wachovia Bank, National Association
                  201 South College Street
                  6th Floor, Mail Code NC 0601
                  Charlotte, NC  28288
                  Attention:        Sherry McInturf, Conduit Operations
                  Facsimile:        (704)  383-6036
                  Phone:            (704) 715-1125